AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY __, 2000

                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                        NOVEX SYSTEMS INTERNATIONAL, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         NEW YORK                                                41-1759882
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    OF  INCORPORATION)          CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)

                                16 CHERRY STREET
                            CLIFTON, NEW JERSEY 07014
                                 (973) 777-2307
    (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            DANIEL W. DOWE, PRESIDENT
                        NOVEX SYSTEMS INTERNATIONAL, INC.
                                16 CHERRY STREET
                            CLIFTON, NEW JERSEY 07014
                                 (973) 777-2307

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                               JANET L. DOWE, ESQ.
                           DOWE, CAPETANAKIS & PREITE
                           67 WALL STREET, SUITE 2001
                            NEW YORK, NEW YORK 10005
                            TELEPHONE: (212) 825-1400
                            FACSIMILE: (212) 825-0354

APPROXIMATE DATE OF SALE TO THE PUBLIC: After the Registration Statement becomes effective each shareholder may or may not sell its shares, although each shareholder was entitled to have its shares registered pursuant to agreements reached with the company.

If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.[   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED
                                                     AMOUNT            MAXIMUM         MAXIMUM         AMOUNT OF
         TITLE OF EACH CLASS OF                      TO BE          OFFERING PRICE    AGGREGATE        REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED       PER SECURITY(1)  OFFERING PRICE    FEE
Common Stock, $.001 par value(2)                   11,796,692                          560.58

Class B Warrants(3)(4)                                675,365                           32.09

Common Stock, $.001 par value, underlying the
Class B Warrants(5)                                   675,365                           32.09

Common Stock Options(6)(7)                          1,185,924                           56.36

Common Stock, $.001 par value, underlying the
Common Stock Options(8)                             1,185,924                           56.36

Total ...................................................---               ----       $737.48
Previously Paid .........................................---               ----       $  0
Total Amount Due ....................................... ---               ----       $  7.7.48

(1)      As of the filing date of this  Registration  Statement,  no  particular offer of securities is made by or on behalf of a Selling Securityholder. At such time as a particular offer is made, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering. In accordance with Rule 457(c)and (d), the registrantion fee is based upon the average of the bid and asked price of the Company's Common Stock on January 28, 2000, i.e. $ .18 per share.

(2) Represents 11,796,692 shares of Common Stock that may be offered for sale from time to time by the Selling Securityholders. Of the 11,796,692 shares of Common Stock, 10,146,721 were issued to 12 accredited investors in the Company's private placement of shares of common stock which occurred between March 1997 and September 1999; 585,114 were issued to officers, directors and employees of the Company between November 1997 and September 1999; 64,857 were issued as compensation for services rendered by the Company's president prior to his assuming that position; and 1,000,000 were issued to a secured creditor in August 1999 in partial exchange for providing the Company with acquisition financing.

(3)      Represents 675,365 Class B Warrants of which 410,000 were issued to six
         (6) accredited investors in the Company's private placement of convertible debentures and stock warrant agreements which occurred between June 1997 and July 1999; 32,000 were issued to a financial consultant in October 1999 for services rendered; and 233,365 were issued in August 1999 to a secured creditor in partial exchange for providing the Company with acquisition financing.

(4) 305,000 Class B Warrants are exercisable until February 1, 2000 into one (1) share of Common Stock per warrant at an exercise price of $.50 per share; 5,000 Class B Warrants are exercisable until January 25, 2001 into one (1) share of Common Stock per warrant at an exercise price of $. 20 per share; 100,000 Class B Warrants are exercisable until February 1, 2001 into one (1) share of Common Stock per warrant at an exercise price of $.30 per share; 233,365 Class B Warrants are exercisable until September 1, 2002 into one (1) share of Common Stock per warrant at an exercise price of $.25 per share; and 32,000 Class B Warrants are exercisable until October 20, 2002 into one (1) share of Common Stock per warrant at an exercise price of $.25 per share.

(5) Represents shares of Common Stock that may either be resold by the Selling Securityholders after acquisition of such shares upon exercise of Class B Warrants held by such Selling Securityholders, or alternatively, that may be issued by the Company to those individuals or entities that purchase Class B Warrants from the Selling Securityholders.

(6) Represents 1,185,924 Common Stock Options issued of which 1,085,924 were issued to five (5) board members, officers, and employees of the Company during the period commencing June 1997 and ending September 1999; and 100,000 to accredited investors in the Company's private placement of common stock options which occurred in September 1998.

(7) 100,000 Common Stock Options are exercisable until September 4, 2000 into one (1) share of Common Stock per option at an exercise price of $.45 per share; 27,500 Common Stock Options are exercisable until August 24, 2001 into one (1) share of Common Stock per option at an exercise price of $.50 per share; 12,500 Common Stock Options are exercisable until November 16, 2001 into one (1) share of Common Stock per option at an exercise price of $.30 per share; 575,924 Common Stock Options are exercisable until February 1, 2002 into one (1) share of Common Stock per option at an exercise price of $.37 per share; 30,000 Common Stock Options are exercisable until March 10, 2002 into one (1) share of Common Stock per option at an exercise price of $.38 per share; 27,500 Common Stock Options are exercisable until August 31, 2002 into one (1) share of Common Stock per option at an exercise price of $.30 per share; 12,500 Common Stock Options are exercisable until September 15, 2002 into one (1) share of Common Stock per option at an exercise price of $.30 per share; 200,000 Common Stock Options are exercisable until October 17, 2002 into one
         (1) share of Common Stock per option at an exercise price of $.40 per share; and 200,000 Common Stock Options are exercisable until January 15, 2003 into one (1) share of Common Stock per option at an exercise price of $.40 per share.

(8) Represents shares of Common Stock either that may be resold by the Selling Securityholders after acquisition of such shares upon exercise of Common Stock Options held by such Selling Securityholders, or alternatively, that may be issued by the Company to those individuals or entities that purchase Common Stock Options from the Selling Securityholders.

                        NOVEX SYSTEMS INTERNATIONAL, INC.

                              CROSS-REFERENCE SHEET

           SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF FORM SB-2

                    ITEM NUMBER AND HEADING
             IN FORM SB-2 REGISTRATION STATEMENT                           LOCATION IN PROSPECTUS
1.       Front of Registration Statement and Outside
                  Front Cover of Prospectus . . . . . . . . . Front of Registration Statement; Outside Front Cover of Prospectus

2.       Inside Front and Outside Back Cover Pages
                  Of Prospectus . . . . . . . . . . . . . . . Inside Front and Outside Back Cover Pages of Prospectus

3.       Summary Information and Risk Factors . . . . . . . . Prospectus Summary; Risk Factors

4.       Use of Proceeds . . . . . . . . . . . . . . . . . . .Prospectus Summary; Use of Proceeds

5.       Determination of Offering Price . . . . . . . . . . .Not Applicable

6.       Dilution . . . . . . . . . . . . . . . . . . . . . . Dilution

7.       Selling Securityholders . . . . . . . . . . . . . . .Selling Securityholders

8.       Plan of Distribution . . . . . . . . . . . . . . . . Outside Front Cover Page of Prospectus

9.       Legal Proceedings . . . . . . . . . . . . . . . . . .Business

10.      Directors, Executive Officers, Promoters and
                  Control Persons . . . . . . . . . . . . . . Management

11.      Security Ownership of Certain Beneficial Owners
                  and Management . . . . . . . . . . . . . . .Principal Shareholders

12.      Description of Securities . . . . . . . . . . . . . .Description of Securities

13.      Interest of Named Experts and Counsel . . . . . . . .Legal Matters; Experts

14.      Disclosure of Commission Position on
                  Indemnification for Securities
                  Act Liabilities . . . . . . . . . . . . . . Risk Factors; Management

15.      Organization Within Last Five Years . . . . . . . . .Prospectus Summary; Business

16.      Description of Business . . . . . . . . . . . . . . .Prospectus Summary; Risk Factors; Business

17.      Management's Discussion and Analysis or Plan
                  of Operation . . . . . . . . .. . . . .. . .Management's Discussion and Analysis or Plan of Operations

18.      Description of Property . . . . . . . . . . . . . . .Business

19.      Certain Relationships and Related Transactions . . . Certain Transactions; Management

20.      Market for Common Equity and Related
                  Stockholders Matters . . . . . . . . . . . .Outside Front Cover Page of Prospectus; Prospectus Summary;
                                                              Dividend Policy; Description of Securities; Shares Eligible for
                                                              Future Sale

21.      Executive Compensation . . . . . . . . . . . . . . . Management

22.      Financial Statements . . . . . . . . . . . . . . . . Selected Financial Data; Financial Statements

23.      Changes in and Disagreements with Accountants
                  on Accounting and Financial Disclosure      Not Applicable


                             DATED JANUARY ___, 2000

                        NOVEX SYSTEMS INTERNATIONAL, INC.

                        11,796,692 SHARES OF COMMON STOCK
                            675,365 CLASS B WARRANTS
                         1,185,924 COMMON STOCK OPTIONS

         The Registration Statement of which this Prospectus forms a part relates to (i) the offer and sale by certain holders ("Selling Securityholders") of up to 11,796,692 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") ; (ii) the offer and sale by the Selling Securityholders of up to 675,365 Class B Warrants and 675,365 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Class B Warrants; (iii) the possible issuance by the Company of up to 675,365 shares of Common Stock upon exercise by individuals or entities that purchase Class B Warrants sold by the Selling Securityholders; (iv) the offer and sale by the Selling Securityholders of up to 1,185,924 shares of Common Stock Options and 1,185,924 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Options and (v) the possible issuance by the Company of up to 1,185,924 shares of Common Stock upon exercise by individuals or entities that purchase Common Stock Options sold by the Selling Securityholders. See "Description of Securities" and "Selling Securityholders". The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. The Company will receive proceeds from the issuance of Common Stock to individuals that purchase Class B Warrants or Common Stock Options from Selling Securityholders when and if any of such Warrants or Options are exercised by the holders thereof. Sales of these Securities and/or the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby.

         The  Company's  Common Stock  currently  trades on the NASDAQ  Bulletin
Board under the symbol "HARD". However, there can be no assurance that the market for the Common Stock will be sustained. See "Risk Factors" which begins on Page 7, and "Description of Securities".

         All of the shares of Common Stock, the Class B Warrants and the Common Stock Options which are the subject of this Registration Statement have been issued by Novex Systems International, Inc. (the "Company"). These securities were issued as restricted securities.

        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                CALCULATION TABLE

                                                                                        Underwriting
                                                                       Price to         Discounts and     Proceeds to
                                                                       Public           Commissions       Company(1)

Common Stock, $.001 par value                                          N/A (2)          N/A (2)           $        0


Total .................................................................N/A (2)          N/A (2)           $


(1)      The Company will receive no proceeds from the sale of the Securities by the  Selling  Securityholders,  but  the  Company  has  agreed  to bear substantially  all expenses of registration  of such  securities  under federal  and state  securities  laws  which are  estimated  at  $46,000 including Blue Sky fees and expenses of  approximately  $5,000,  filing fees of approximately $3,000, printing expenses of

         approximately $3,000, legal fees of approximately $15,000, accounting fees of approximately $15,000, and other miscellaneous fees and expenses of approximately $5,000. The Selling Securityholders will not bear any expenses of this Offering.

(2)      As of the filing date of this  Registration  Statement,  no  particular offer of securities is made by or on behalf of a Selling Securityholder. At such time as a particular offer is made, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering.

         The Securities being offered by the Selling Securityholders may be sold directly by such Selling Securityholders or through brokers, dealers, underwriters, or agents on terms to be determined at the times of such sales. The Company is registering these securities pursuant to the Company's obligations under certain registration rights agreements, and in the case of the 674,971 shares of Common Stock being offered by officers of the Company, pursuant to the request of such officers. The registration of these securities does not necessarily mean that any of such securities will be offered or sold. At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         The Company will receive no proceeds from the sale of the Securities by the Selling Securityholders, but the Company has agreed to bear substantially all expenses of registration of such securities under federal and state securities laws. The Company will receive proceeds from the issuance of Common Stock to individuals that purchase Class B Warrants or Common Stock Options from Selling Securityholders when and if any of such Warrants or Options are exercised by the holders thereof. Sales of these Securities and/or the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby.

                             ADDITIONAL INFORMATION

         With respect to the Securities offered hereby, the Company has filed with the principal office of the Commission in Washington, D.C., a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"). For purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference hereby is made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. Any interested party may inspect the Registration Statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The Registration Statement and exhibits may also be inspected at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings will be publicly available through the SEC's website on the internet at http://www.sec.gov.

         The Company is a reporting company subject to certain informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files, among other information, annual reports containing financial statements, audited by independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year following the end of each such quarter.

                               PROSPECTUS SUMMARY

         THIS SUMMARY OF CERTAIN PROVISIONS OF THIS PROSPECTUS IS INTENDED ONLY FOR EASE OF REFERENCE, IS NOT A COMPLETE PRESENTATION OF ALL RELEVANT FACTS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE ATTACHMENTS HERETO. THIS PROSPECTUS DESCRIBES IN DETAIL NUMEROUS ASPECTS OF THE COMPANY AND ITS BUSINESS WHICH ARE MATERIAL TO INVESTORS, INCLUDING ASPECTS SUMMARIZED HERE. THE ENTIRE PROSPECTUS SHOULD BE READ AND UNDERSTOOD BY PROSPECTIVE INVESTORS. UNLESS OTHERWISE
INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE EXERCISE OF ANY OUTSTANDING CLASS B WARRANTS OR OUTSTANDING COMMON STOCK OPTIONS.

                                   THE COMPANY

         Novex Systems International, Inc., is a corporation formed under the laws of New York having its principal place of business and executive offices located at 16 Cherry Street, Clifton, New Jersey 07014. Its telephone number is
(973) 777-2307. Until May 11, 1999, the Company was known as Stratford Acquisition Corp. and had been a corporation organized under the laws of Minnesota. Effective May 11, 1999, the Company merged into its wholly-owned subsidiary, Novex Systems International, Inc., a newly-formed New York corporation, which was the surviving corporation. The Company also has a wholly-owned operating subsidiary, Novex Systems International, Ltd. (formerly known as Novacrete Technology (Canada) Inc.), which is a company registered pursuant to the laws of the Province of Ontario, Canada and is located at 2525 Tedlo Street, Unit B, Mississauga, Ontario L5A 4A8, telephone 905-566-0716 ("Novex Canada").

         The Company is engaged in the business of manufacturing and marketing a diversified line of premium building products. The Company's manufacturing operations are conducted at its Mississauga, Ontario facility where the Company's Fiberforce line of polypropylene fibers are manufactured and at its Clifton, New Jersey plant where the Company's line of Por-Rok pre-packaged concrete repair, grouting and patching products are manufactured.

         Prior to August 15, 1995, the Company was a dormant corporation. On August 15, 1995, the Company acquired from the inventor, the exclusive right to manufacture and market a proprietary admixture for the enhancement of cementitious products now known as "Adment." Adment is a blend of various materials which, when mixed with portland cement and water, results in a product having higher compressive, bonding, flexural and tensile strengths, reduced shrinkage, increased workability and, most importantly, because of its dense pore structure, a higher resistance to penetration of water and chloride ions from de-icing salts. From August 1995 to November 1997, the Company underwent a series of management changes, generated no revenues, and was operating in the development stage. In November 1997, the Company made a major change in its business plan which allowed the company to manufacture and package its products and execute a sales and marketing program in Canada and on the East Coast of the United States.

         In September 1998, the Company's wholly-owned subsidiary, Novex Canada purchased all of the issued and outstanding common stock of ARM PRO Inc.("ARM" PRO"), located in Ontario, Canada. Since 1986, ARM PRO has manufactured and marketed the trademarked Fiberforce line of polypropylene fibers. Polypropylene fibers are blended into cementitious products to provide secondary reinforcement and reduce cracking. The purchase price for the ARM PRO acquisition was $891,000 (CDN$) payable in cash at the closing. The funds used to purchase ARM PRO were derived from the Company's sale of a 9% $800,000 (U.S.) debenture due to mature on September 4, 2000 and which included a warrant to purchase 1,500,000 shares of the Company's Common Stock at an exercise price of $.45 per share for a period commencing on the issuance thereof and terminating on September 4, 2000.


         On August 13, 1999, the Company acquired the Allied Composition/Por-Rok business unit from The Sherwin-Williams Company. For nearly 35 years, Por-Rok has manufactured a well-known line of grouting and concrete patching products that is distributed nationally. The purchase price for the Por-Rok acquisition was $2.1 million and was paid for in part from the funds derived from a secured term loan from Dime Commercial Corp. (Dime) in the amount of $890,000 in exchange for which the Company issued to Dime a warrant to purchase 233, 365 shares of the Company's Common Stock at an exercise price of $.25 per share with an exercise period commencing upon issuance thereof and terminating on August 13, 2002. The balance of the purchase price was provided by The Sherwin-Williams Company in exchange for which the Company issued a 10% secured promissory note in the amount of $1.3 million and issued 1 million shares of the Company's Common Stock.


         As part of the subsequent acquisition by the Company of the Por-Rok unit, the holders of this debenture and warrants agreed to convert the outstanding principal and accrued interest and the warrants into 5,041,569 shares of the Company's Common Stock.

         The Company now markets in the United States and Canada a line of polypropylene fibers under the Fiberforce name and an array of grouting, patching and flooring products under the tradename Por-Rok.

                                  THE OFFERING

Securities Being Offered by Selling Securityholders               11,796,692 shares of Common Stock
                                                                     675,365 Class B Warrants
                                                                     675,365 shares of Common Stock underlying
                                                                             the Class B Warrants
                                                                   1,185,924 Common Stock Options
                                                                   1,185,924 shares of Common Stock underlying
                                                                              the Common Stock Options

Offering Price(1):                                                  N/A

Common Stock Outstanding Prior to and
     After this Registration(2)                                   21,987,738 shares

Class B Warrants outstanding Prior to and
    After this Registration(2)                                       738,365 warrants

Common Stock Options Outstanding Prior to
    and After this Registration(2)                                 1,373,424 options

NASDAQ Bulletin Board Trading Symbol:

Common Stock                                                        HARD

(1)      As of the filing date of this  Registration  Statement,  no  particular offer of securities is made by or on behalf of a Selling Securityholder. At such time as a particular offer is made, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering.

(2) The Company is registering these securities pursuant to the Company's obligations under certain registration rights agreements, and in the case of the 674,971 shares of Common Stock being offered by officers of the Company, pursuant to the request of such officers.

ESTIMATED NET PROCEEDS AND USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Securities by the Selling Securityholders, but the Company has agreed to bear substantially all expenses of registration of such securities under federal and state securities laws. The Company will receive proceeds from the issuance of Common Stock to individuals that purchase Class B Warrants or Common Stock Options from Selling Securityholders when and if any of such Warrants or Options are exercised by the holders thereof. Sales of these Securities and/or the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. Although the Company will receive proceeds from the issuance of Common Stock issued to individuals that purchase Class B Warrants or Common Stock Options from Selling Securityholders when and if any of such Class B Warrants or Common Stock Options are exercised by the holders thereof. The proceeds will be equal to the number of common shares purchased upon exercise of the Class B Warrants and Common Stock Options multiplied by the applicable exercise price. In the event, any or all of the Common Stock Options and Class B Warrants are exercised the Company will likely use the proceeds for working capital or to retire outstanding debt.

SECURITIES OFFERED BY SELLING SECURITYHOLDERS

         This Registration Statement covers the offer and sale by the Selling Security holders of 11,796,692 shares of Common Stock, including 674,971outstanding shares of Common Stock held by officers of the Company; 675,365 shares of Common Stock issuable upon exercise of 675,365 Class B Warrants held by the Selling Securityholders and 1,185,924 shares of Common stock issuable upon exercise of 1,185,924 Common Stock Options held by the Selling Securityholders.

         Up to 675,365 shares of Common Stock underlying the Class B Warrants held by the Selling Securityholders may be issued and sold by the Company upon the exercise of outstanding Class B Warrants held by persons who acquire such Class B Warrants directly or indirectly from the Selling Securityholders under this Registration Statement. Up to 1,185,924 shares of Common Stock underlying the Common Stock Options held by the Selling Securityholders may be issued and sold by the Company upon the exercise of outstanding Common Stock Options held by persons who acquire such Common Stock Options directly or indirectly from the Selling Securityholders under this Registration Statement. See "Selling Securityholders". The company will not receive any proceeds from the sale of the securities by the Selling Securityholders.

SUMMARY FINANCIAL INFORMATION

         The summary financial information as of May 31, 1999 and for each of the years in the two year period ended May 31, 1999 has been abstracted from the financial statements of the Company included elsewhere in this Prospectus. The summary financial information as of November 30, 1999 and for the six months ended November 30, 1999 and November 30, 1998 have been derived from the Company's unaudited financial statements. In the opinion of management, these interim financial statements have been prepared on the same basis as the Company's audited financial statements and include all adjustments necessary for the fair presentation of the Company's financial position and results of operations. These interim results are not necessarily indicative of results that can be expected for the year ended May 31, 2000. See "Management's Discussion and Analysis or Plan of Operation" and "Consolidated Financial Statements."

                                                                                                 PRO-FORMA
                                       HISTORICAL                      HISTORICAL               SIX MONTHS      PRO-FORMA
                                   SIX  MONTHS ENDED                   YEAR ENDED                  ENDED        YEAR ENDED
                             NOV. 30,         NOV. 30,          MAY 31,           MAY 31,         NOV. 30,        MAY 31,
                              1999             1998              1999              1998             1999           1999
STATEMENT OF               (UNAUDITED)      (UNAUDITED)                                          (UNAUDITED)    (UNAUDITED)

    OPERATIONS DATA:
Net Sales . . . . . .      851,474            128,276           321,311           9,073           1,117,452     1,960,388

Cost of Sales . . .        556,127             30,573           113,305             ---             798,119     1,499,638

Net Loss
   Before Income

   Taxes . . . . . . .    (542,368)          (640,016)       (1,392,340)     (1,112,594)           (560,114)   (1,389,987)

Income Taxes (1)               ---                ---              ---              ---                 ---           ---

Net Loss . . . . . .      (542,368)          (640,016)       (1,392,340)     (1,112,594)           (560,114)   (1,389,987)

Net Loss

    Per Share  . . . . .      (.03)              (.05)             (.10)           (.10)               (.03)         (.09)

Number of

  Shares . .  . . . .   20,233,440         12,310,302        13,720,171      11,472,508          20,233,440     14,720,171


                                       MAY 31           NOV. 30
                                         1999              1999
                                    --------------   --------------
BALANCE SHEET DATA:                                  (unaudited)

Current Assets . . . . . . . . . . .    252,785        1,082,134
Total Assets   . . . . . . . . . . .    650,058        3,435,221
Current Liabilities . . . . . . . .     750,162        2,719,924
Long-Term Debt    . . . . . . . . .     829,282          872,552
Stockholders' Equity . . . . . . . .   (923,386)        (157,255)

(1) No income tax benefit has been recorded due to the uncertainty surrounding its ultimate utilization.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

LIMITED OPERATING HISTORY. We have only conducted limited operations. We have a limited operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development.

LACK OF PROFITABILITY. The Company has recorded net losses for each year of operation (1994-1999) and anticipates recording a net loss in the fiscal year ending May 31, 2000, which is largely attributable to the company not having owned the Por-Rok Unit for a full year. Our operating results for future periods will include significant expenses, including product and service development expenses, sales and marketing costs and administrative expenses and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future. See "Management's Discussion and Analysis or Plan of Operations" and "Consolidated Financial Statements and Notes."

UNCERTAINTY OF UNSPECIFIED ACQUISITIONS. The Company intends to consider and possibly engage in negotiations to acquire complementary companies and product brands. The Company has not entered into any negotiations to acquire any such assets. The Company can make no assurances that it will be able to make such acquisitions or that the Company will operate profitably if and when such acquisitions are consummated, or the level of additional equity and/or debt financing that will be required to consummate such acquisitions. See "Business - The Company's Future Operations".

POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company's ability to generate sufficient cash flow from operations that will be necessary to service the debt incurred to acquire the Por-Rok facility will be dependent to a large extent upon the success of its new marketing strategy, the proposed acquisition of additional brand products, successful implementation of its distribution strategy and its marketing and sales efforts, none of which the Company can give any assurances will occur. See "Business", "Management's Discusion and Analysis or Plan of Operations:, and "Financial Statements and Notes."

LIMITED PRODUCT LINE. We currently market a limited number of products. Although the Company initially intends to target and consider acquisitions of complementary companies with products during calendar 2000, because of the uncertainties associated with obtaining acquisition financing and with closing transactions, there can be no assurances that the Company will achieve its objective to expand its product line this year. As a result, in the event of unforeseen adverse events in the acquisition or development of new products or the enhancement, marketing or acceptance of our existing products, we will be unable to temper their effects by relying upon sales of other products. We do not currently know when products under development will generate revenues, or whether they can be successfully marked. See "Business - The Company's Future Operations" and "DESCRIPTION OF PRODUCTS."

UNCERTAINTY OF PROTECTION OFFERED BY PATENTS AND TRADE SECRETS. The Company's proprietary technology is not protected by patents, although the Company's Novacrete, Fiberforce and Por-Rok tradenames, among others, are protected by trademarks in the United States, Canada and the United Kingdom. The Company believes that the patenting of its products would increase the risk of competitors' infringing on the technology. Competitors could easily infringe on the Company's technology by integrating other chemicals into the Company's proprietary formulations to mask the infringement of the Company's technology. The absence of patent protection represents a risk in that the Company will not be able to prevent other persons from developing competitive products. In addition, there can be no assurance that the Company's technology or products will not infringe on a patent owned by another person. To the extent the Company currently relies upon laws on trade secrets and confidentiality agreements to protect its confidential and unpatented proprietary technology, processes and know-how, there can be no assurance that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or that the confidentiality agreements will not be breached by an unrelated party. If there were an infringement of any of the Company's trade secrets, the cost of enforcing its rights in an infringement action could be substantial and would divert funds and resources that would otherwise be available for other aspects of the Company's operations which could have a materially adverse effect upon the business of the Company.

NEED FOR QUALIFIED PERSONNEL. In order to meet its business objectives, the Company will need to recruit additional sales, marketing and manufacturing personnel. The Company will be required to compete for such personnel with companies having greater financial and other resources than that which is offered by the Company. Since the future success of the Company will be dependent, in part, upon its ability to attract and retain qualified personnel, its inability to do so could have a material adverse effect upon the business of the Company.

ABSENCE OF DIVIDENDS. The Company has not paid any cash dividends and does not anticipate paying any dividends in the foreseeable future. Earnings, if any, will be retained to fund development and expansion of the Company's business. There is no assurance that the Company will at any time pay cash dividends.

SEASONALITY. The Company's Fiberforce product line is subject to substantial seasonal fluctuations. Historically, a significant portion of the Company's net sales and net earnings have been realized from sales of the Fiberforce line during the period from March through November and levels of net sales and net earnings have generally been significantly lower during the period December through February. Accordingly the Company's operating results may vary significantly from quarter to quarter. If for any reason the Company's sales were to be substantially below seasonal norms during November through February, the Company's annual revenues and earnings could be materially and adversely affected. Additionally, fluctuations caused by variations in quarterly operatiog results may adversely effect the market price of the Common Stock. See "Financial Statements and Notes", "Management Discussion and Analysis of Financial Condition and Results of Operations", and "Business". With the recent acquisition of the Por-Rok line, the Company's sales are less seasonal.

NO ASSURANCE OF MARKET MAKING ACTIVITY. The Common Shares of the Company are presently quoted on the NASDAQ Over - The insert Counter (OTC) Bulletin Board, a regulated quotation service that captures and displays real-time quotes and indications of interest in securities not listed on The NASDAQ Stock Market, or any U.S. securities exchange. The current trading ticker symbol for the Common Shares is "HARD". The Company may, but has not, entered into any agreements with market makers to make a market in the Company's Common Stock. In addition, any such market making activity would be subject to the limits imposed by the Securities Act, and the Securities Exchange Act of 1934, as amended, ("Exchange Act"). Accordingly, no assurance can be given that an active market will always be available for the Common Shares, or as to the liquidity of the trading market for the Common Shares. If a trading market is not maintained, holders of the Common Shares may experience difficulty in reselling such Common Shares or may be unable to resell them at all. Any such market in the Common Stock may be discontinued at any time. In addition, there is no assurance that the price of the Common Shares in the market will be equal to or greater than the offering price at such time as a particular offer of securities is made by or on behalf of a selling securityholder, whether or not the Company employs market makers to make a market in the Company's stock.

DEPENDENCE ON GENERAL ECONOMIC CONDITIONS. The success of the Company depends, to a large extent, on certain economic factors that are beyond its control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company's control may have an adverse effect on the Company's ability to sell its products and to collect sums due and owing to it.

HIGHLY COMPETITIVE INDUSTRY. The Company's business is highly competitive. As of the filing of this Registration Statement, the Company competes with several other companies nationwide that manufacture and distribute construction products that are substantially similar to those manufactured and distributed by the Company. Some of the Company's competitors may be better capitalized, better financed, more established and more experienced than the Company and may offer products at lower prices or with greater concessions than the Company. Should the Company not be able to compete effectively, the Company's results OF OPERATIONS AND FINANCIAL POSITION WOULD BE MATERIALLY AND ADVERSELY AFFECTED. SEE "BUSINESS-COMPETITION".

LIMITED NUMBER OF MANAGEMENT PERSONNEL. There are currently only two executive officers of the Company. Following this Offering, there can be no assurance that, if the Company grows, that current management will be able to continue to properly manage the Company's affairs. Further, there can be no assurance that the Company will be able to identify additional qualified MANAGERS ON TERMS ECONOMICALLY FEASIBLE TO THE COMPANY. SEE "MANAGEMENT."

POSSIBLE LOSS OF MANUFACTURING FACILITY UPON DEFAULT UNDER SECURED NOTES. The Company is required to make monthly and periodic payments in connection with the $890,000 Secured Term Loan Promissory Note and $1.3 million Promissory Note in favor of Dime Commercial Corp. and The Sherwin-Williams Company, respectively. Although the Company believes it has and will continue to have sufficient resources to make such payments to Dime Commercial Corp. and The Sherwin-Williams Company, there can be no assurances that it will be able to do so. Failure to make any of such payments could result in a retransfer of the Por-Rok facility to Dime Commercial Corp. and/or The Sherwin-Williams Company. Any such re-transfer would HAVE A MATERIALLY ADVERSE EFFECT ON THE COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS. SEE "BUSINESS".

SELLING SECURITYHOLDERS TO RECEIVE SUBSTANTIAL BENEFITS FROM OFFERING. The Selling Securityholders will receive substantial benefits in connection with the registration of their securities in the Registration Statement of which this Prospectus forms a part.

 The Company will not receive any of the proceeds upon the sale of the Selling Securityholders securities and the Company will bear all the costs of the registration.

POSSIBLE ADVERSE EFFECT OF REDEMPTION OF CLASS B WARRANTS. Certain of the Class B Warrants are subject to redemption. Redemption of the Class B Warrants by the Company could force the holder to exercise the Class B Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so or to sell such Warrants at their then current market price when the holder might otherwise wish to hold such Warrants for possible appreciation. Alternatively, the holders may accept the redemption price when it is likely to be substantially less than the market value of the Class B Warrants at the time of redemption. Any holder who does not exercise Class B Warrants prior to their expiration or redemption, as the case may be, will forfeit the right to purchase shares of Common Stock of the Company underlying such Warrants. See "Description of Securities - Class B Warrants."

POSSIBLE ADVERSE EFFECT OF PUT PROVISION IN CERTAIN CLASS B WARRANTS. Certain of the Class B Warrants are subject to a "put" provision. In the event that the holder of such Class B Warrants were to exercise its "put" option, Company could be forced to buy back the Warrants at a time when it may be disadvantageous for the Company to do so. See "Description of Securities - Class B Warrants."

DEPENDENCE ON KEY PERSONNEL. The Company is relying on a relatively small number of key individuals to implement the Company's operations, and, in particular, the services of Mr. Daniel W. Dowe, its President and Chief Executive Officer. The Company has entered into an employment agreement with Mr. Dowe. The Company intends to apply for key personnel life insurance. To the extent that the services of Mr. Dowe or other key personnel become unavailable, there can be no assurances that the Company will be able to attract or retain personnel who would be able to adequately perform the functions previously preformed by the personnel whose services have been lost. See "Management".

LIMITATION ON DIRECTOR LIABILITY. The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages relating to such director's position with the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the foregoing, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "Description of Securities - Certain By-Law and Charter Provisions".

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION WITH EXERCISE OF THE CLASS B WARRANTS AND/OR COMMON STOCK OPTIONS. On the Effective Date, the Securities offered hereby shall be tradable. It is possible, however, that purchasers who buy such Securities in the aftermarket may reside in or may move to jurisdiction in which such Securities are not registered or otherwise qualified for sale. In this event, the Company would be unable to issue shares of Common Stock to the holder desiring to exercise a Class B Warrant or Common Stock Option unless the shares could be registered or otherwise qualified for sale in the jurisdiction in which such purchaser resides, or an exemption from such registration or qualification exists in such jurisdiction. No assurance can be given that the Company will be able to effect any required registration or qualification. See "Description of Securities".

NECESSITY TO MAINTAIN CURRENT PROSPECTUS. After the Effective Date, the shares of Common Stock, the Class B Warrants, the Common Stock Options and the shares of Common Stock underlying the Class B Warrants and Common Stock Options included in this Registration Statement will be registered under the Securities Act. The Company will be required, from time to time, to file post-effective amendments to such Registration Statement in order to maintain a current prospectus with respect to such Securities. The Company has undertaken to file post-effective amendments and to use its best efforts to cause such post-effective amendments to become effective. If for any reason a post-effective amendment to the Registration Statement does not become effective or is not maintained with respect to the Securities registered pursuant to this Registration Statement, the respective holders of such Securities will be prevented from transferring such Securities and/or exercising the Class B Warrants or Common Stock Options.

POSSIBLE RESALES UNDER RULE 144; SHARES ELIGIBLE FOR IMMEDIATE SALE ON BEHALF OF SELLING SECURITYHOLDERS. Upon the Effective Date of this Registration Statement, an aggregate of 1,870,901 outstanding shares of Common Stock, 63,000 outstanding Class B Warrants (and the 63,000 shares of Common Stock for which such Class B Warrants may be exercised), and 187,500 outstanding Common Stock Options (and the 187,500 shares of Common Stock into which such options may be exercised) will not have been registered under the Securities Act (such unregistered shares of Common Stock and Class B Warrants and Common stock Options being collectively referred to herein as the "Restricted Securities"). The Restricted Securities may, however, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. Any substantial sale of Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the securities. See "Shares Eligible for Future Sale" and "Selling Securityholders."

Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share.

APPLICABILITY OF "PENNY STOCK RULES". Federal regulations under the Exchange Act regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on NASDAQ that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, during the time which the Common Stock is quoted on the NASDAQ OTC Bulletin Board at a price below $5.00 per share, trading of the Common Stock will be subject to the full range of the Penny Stock Rules. Under these rules, broker dealers must take certain steps prior to selling a "penny stock," which steps include: (i) obtaining financial and investment information from the investor; (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and (iii) providing the investor a written identification of the shares being offered and in what quantity. If the Penny Stock Rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. Accordingly, the application of the comprehensive Penny Stock Rules may be more difficult for broker-dealers to sell the Common Stock, and purchasers of the shares of Common Stock offered hereby may have difficulty in selling their shares in the future in the secondary trading market.

USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Securities by the Selling Securityholders, but the Company has agreed to bear substantially all expenses of registration of such Securities under Federal and state securities laws. The Company will receive proceeds from the issuance of Common Stock to individuals, when and if any of such Class B Warrants and Common Stock Options are exercised by such Warrant and\or option holders. The proceeds will be equal to the number of common shares purchased upon exercise of the Class B Warrants and Common Stock Options multiplied by the applicable exercise price. In the event, any or all of the Common Stock Options and Class B Warrants are exercised, the Company will likely use the proceeds for working capital, or to retire outstanding debt. Because of the uncertainty of the exercise of the Securities and the amount of the proceeds that the Company will receive, management has no specific plan on the use of the proceeds.

DIVIDEND POLICY

         The Company has not previously paid any dividends since its inception and currently intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. Investors who anticipate the need for dividends from their investment should take into consideration this factor, among others, in deciding whether they should purchase the Securities offered herein and, if they purchase Class B Warrants or Common Stock Options, whether they should exercise such Class B
Warrants or Common  Stock  Options to purchase  shares of the  Company's  Common
Stock.

CAPITALIZATION

         The following table sets forth as of May 31, 1999 and November 30, 1999 the actual capitalization of the Company. The table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                          November 30       May 31
                                                             1999           1999
                                                         -----------    -----------
                                                            Unaudited
TOTAL DEBT: ..........................................   $ 2,377,282    $ 1,222,830
                                                         -----------    -----------
Stockholder's Equity:

     Common Stock, $.001 par value, 50,000,000
          Shares authorized, 21,987,738 and 15,250,771
          issued and outstanding, respectively .......        21,987         15,251

     Additional paid-in capital ......................     5,688,150      4,386,387

     ACCUMULATED DEFICIT .............................    (5,867,392)    (5,325,024)
                                                         -----------    -----------
TOTAL STOCKHOLDERS' EQUITY ...........................      (157,255)      (923,386)
                                                         -----------    -----------
TOTAL CAPITALIZATION .................................   $ 1,453,896    $ 1,069,575
                                                         ===========    ===========


DILUTION

         Since the Company is a reporting issuer and is not selling the Common Stock, the Class B Warrants, or the Common Stock Options or any common stock issuable and resaleable upon exercise of the Class B Warrants and the Common Stock Options, the sale of the Securities will have no net tangible book value dilution.

SELECTED FINANCIAL DATA

         The following selected financial data at May 31, 1999 for the two years then ended and as at November 30, 1999 and for the six months ended November 30, 1999 and 1998 have been derived from the financial statements of the Company that are included elsewhere in this Prospectus and that have been audited by Feldman Sherb Horowitz & Co., P.C. (except that the financial statements as of November 30, 1998 and for the six months ended November 30, 1999 and 1998 are unaudited) whose reports with respect thereto are also included elsewhere in this Prospectus. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis or Plan of Operations". The results of operations for the six months ended November 30, 1999 and 1998 are unaudited. In management's opinion, such interim financial statements contain all adjustments necessary for a fair presentation of financial position and results of operations. The results of operations for the six months ended November 30, 1999 may not be indicative of the results of operations for the entire year ending May 31, 2000.

                                                                                     Six Months ended

                                                 YEARS ENDED MAY 31                      NOVEMBER 30
                                            --------------------------------------------------------------------
                                                  1998                1999            1998             1999
                                            ----------------    --------------- ---------------   --------------
STATEMENT OF OPERATIONS                                                         (unaudited)         (unaudited)
    DATA:
Revenues . . . . . . . . . . . . . . . . . .$         9,073    $   321,311    $   128,276        $   851,474
Gross Profit ................................         9,073        208,006         97,703            295,347
Net Loss ....................................    (1,112,594)    (1,392,340)      (640,016)          (542,368)

Net Income (Loss) Per Common Share ..........   $      (.10)   $      (.10)   $      (.05)       $      (.03)

                                               Nov. 30,       May 31,
                                                  1999         1999
                                             -----------   -----------
                                             (unaudited)
BALANCE SHEET DATA:

Working Capital (Deficit)   . . . . . . . . $(1,637,790)    $ (497,377)
Total Assets . . . . . . . . . . . . . . . .  3,435,221 .      656,058
Long Term Debt    . . . . . . . . . . . . .     872,552        829,282
Stockholders' (Deficit) . . . . . . . . . .    (157,255)      (923,386)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the information contained in the Financial Statements and the Notes thereto appearing elsewhere in this Prospectus. The Financial Statements for the six month period ended November 30, 1999, included in this Registration Statement and elsewhere in this Prospectus are unaudited; however, such information reflects all adjustments (consists solely of normal recurring adjustments), which are, in the opinion of management, necessary to present a fair statement of the results for the interim period. Forward looking statements made in this section are made pursuant to the safe harbor provisions of the private securities litigation reform act of 1995.

RESULTS OF OPERATIONS

     For Novex Systems International, Inc. (including subsidiaries and the operations of the Allied Composition/Por-Rok business unit from August 13, 1999 to November 30, 1999)

SIX MONTHS ENDING NOVEMBER 30, 1999 VS. NOVEMBER 30, 1998.

         Net sales for the six month periods ending November 30, 1999 and November 30, 1998, were $851,474 and $128,276, respectively. The increase in sales was attributable principally to the Company's acquisition of the Allied Composition/Por-Rok business unit from The Sherwin-Williams Company ("Por-Rok Unit") on August 13, 1999.

         In the three month periods ending November 30, 1999 and November 30, 1998, net sales were $570,187 and $118,559, respectively. The increase in revenues in the second quarter ending November 30, 1999, versus the first quarter ending August 31, 1999 resulted from the second quarter reflecting a full quarter of revenues derived from the Por-Rok unit, versus there only being two weeks of revenue from the Por-Rok Unit in the previous quarter. The company experienced a decrease in its gross margin in the three months ending November 30, 1999 to 22% versus 34%, which was the result of a change in the company's inventory valuation methodology which caused an artificially higher cost of goods sold, and that sales of its Por-Rok products in November were low which is consistent with the historical sales pattern for Por-Rok products. In the third quarter ending February 28, 2000, the company anticipates that its gross margin will return to a level that is closer to the gross margin in the first quarter. Management's targeted goal of generating a 50% gross margin could be achieved, if net sales increased to an annualized level of approximately $4 million dollars. This higher level of sales volume would reduce factory overhead expenses as a percentage of net sales, thus resulting in a higher gross margin.


         In the three month period ending November 30, 1999, the company generated a loss from operation of $191,332. In this period, however, the company estimates that the change in its inventory valuation methodology caused the company to generate approximately $50,000 in additional costs. The company also incurred $100,000 in freight expenses which the company will pass on to its customers through a new shipping policy that will become effective March 1, 2000. Also, in this period, the company had incurred non-cash charges for depreciation and amortization of $42,000. The net effect of these non-cash accounting charges and the cash expenses relating to shipping costs, would have resulted in the company posting a nominal operating profit for the three month period ending November 30, 1999, before expenses for interest which in the quarter totaled $80,496. The Company's overall operationg results for the six month period ending Novermer 30, 1999, is less reflective of the Company's current ooperations since the first quarter only includes two weeks of the revenues and expenses generated by the Por-Rok Unit.

         On November 30, 1999, the Company had $1,082,134 in current assets, which consisted principally of accounts receivable of $516,406 and inventory of $495,015. The Company's net property, plant and equipment totaled $1,477,138 and goodwill was $875,949. All of the company's asset categories increased substantially when compared to its year ending balance sheet dated May 31, 1999 on account of the integration of the assets it acquired as part of the Por-Rok transaction.

LIQUIDITY AND FINANCIAL RESOURCES AT NOVEMBER 30, 1999

         In the period ending November 30, 1999, the company had $2,719,924 in current liabilities, which includes a seller's note for $1,300,000 that was issued to The Sherwin-William Company upon the acquisition of the Por-Rok Unit ("Sherwin- Williams Note"). The company also has $434,741 outstanding on its secured revolving line of credit with Dime Commercial Corp. which is used to fund the company's operations and it has accounts payable of $546,384, and accrued expense of $203,691. The officer's loan of $30,378 was made to the company by its current President, Daniel W. Dowe, in June and July, 1999 to assist the company with its operating cash flow needs prior to the Company's acquisition of the Por-Rok Unit and the opening of the line of credit with Dime Commercial Corp. Mr. Dowe has entered into an agreement with the Company's board of directors to have the loan repaid without interest as the Company's cash flow increases.

         Long-term debt of $872,552 consists of the long-term portion of a three year $890,000 term loan that was made by Dime Commercial Corp. to enable the company to acquire the Por-Rok Unit. The remaining portion of the purchase price for the Por-Rok Unit was paid with the Sherwin-Williams note.

         If the company were to convert its accounts receivable and its finished goods inventory into cash it will be able to pay all its current obligation in full, except for the Sherwin-Williams Note. The company has already begun the early stage process of refinancing the Sherwin-Williams Note which matures on August 12, 2000, with an equity or a partial equity and debt security offering which may be completed as part of another acquisition. The net effect of this refinancing, assuming a portion, if not all, of the refinancing is completed through an equity offering, would enable the Company to increase its shareholders equity which was a negative $157,255 on November 30, 1999. Although plans to refinance the Sherwin-Williams Note are being undertaken, no assurance can be made that the refinancing will be completed, or that it will be on terms that are favorable to the Company.

         In September, 1998 the Company sold a 9% $800,000 Debenture to an entity that had purchased $500,000 of the debenture that was sold by the Company in February 1998. The holder agreed to convert the principal amount of the $500,000 debenture which was due to mature on October 31, 1998 into the Company's Common Stock at a rate equal to the average of the eleven lowest closing trading prices during the month of October, 1998, which was $.17 per share and resulted in the issuance of 2,730,737 shares of the Company's Common Stock.

         Of the $800,000 note, $610,000 was used to purchase Arm Pro, Inc. The balance of the proceeds was used for working capital, transaction expenses and primarily to move the ARM PRO operations to the Company's Mississauga, Ontario facility.

         In addition, Montcap Financial Corporation, loaned the Company's wholly-owned subsidiary $70,000 that is secured by equipment, and one director loaned the Company $145,000 in notes during the summer of 1998 to assist with cashflow shortfalls prior to the Company's acquisition of ARM PRO and the Company received a bridge loan of $250,000 during February 1999. (SEE FOOTNOTES TO FINANCIAL STATEMENTS)

INFLATION AND CHANGING PRICES

         The Company does not foresee any risks associated with inflation or substantial price increase in the near future. In addition, the raw materials that are used by the Company in the manufacturing of its materials are available locally through many sources and are for the most part commodity products. The one raw material that the Company uses in all its products that cannot be classified as a pure commodity is currently in sufficient supply although the Company presently owns approximately 600,000 lbs. of this product. As such, while the Company will always have exposure to inflationary risks, it does not believe that inflation will have any materially significant impact on its operations in the near future.

STATEMENT OF REVENUES AND COSTS OF GOODS SOLD

         On August 13, 1999 the Company acquired all the assets applicable to the Allied Composition/Por-Rok Business Unit from The Sherwin-Williams Company. Since this unit was not a wholly-owned subsidiary, or a defined division of The Sherwin-Williams Company, the accounting of its operations was part of a much larger product line and therefore, expenses other than for those directly attributable to the manufacturing of the products purchased by the Company were not stated therein. Any allocation of other expenses, except for the direct costs, would not be applicable herein.

         For the twelve month periods ending December 31, 1998 and December 31, 1997, net sales were $1,725,853 and $1,262,008, respectively. The gross profit derived from the net sales in 1998 was $325,631, versus a loss of $21,761 in 1997. The increase in gross profit in 1998 was derived principally from the increase in net sales in this period. At a net sales level of $1,262,008, which the business unit produced in 1997, expenses incurred to manufacture the goods sold were at a breakeven level since the unit had a fixed factory overhead cost structure that could support a much higher level of sales without being increased. As such, as the business unit generates net sales in excess of $1,262,008, it would begin to generate gross profits which was the case in 1998. In 1998 the gross profit margin was 19%, which could be further increased with additional sales, and until such time as sales caused an expansion of the company's factory overhead. Although the business unit had once experienced net sales at much higher levels, the current management of the company was not directly involved in the management of this unit, thus it would have no historical basis to forecast future profitability of this unit, if and when net sales increased to higher levels.

STATEMENT OF ASSETS

         On August 13, 1999, the assets that were purchased by the Company from The Sherwin-Williams Company totaled $1,919,004. Of this amount, there were current assets of $537,644, consisting of $311,983 of accounts receivable and $225,661 of raw materials and finished goods inventory. The unit had fixed assets of $566,360 and land and buildings valued at $815,000. Since the transaction consisted solely of an asset purchase no liabilities were assumed by the Company.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR ENDED MAY 31, 1999

         The Unaudited Pro Forma Consolidated Statements of Operations for the year ended May 31, 1999 reflect the consolidated operations of the Company and the Allied Composition/Por-Rok Business Unit on a twelve month fiscal period ending May 31, 1999. The presentation of the financial operations on a pro forma basis are to illustrate the performance of the two business units as if they had been combined on June 1, 1998 and operated together for one full fiscal year ending May 31, 1999. In this period, the combined entity would have generated net sales of $1,960,388 and a gross profit of $460,750, which would have resulted in a gross margin of 24%. After deducting operating expenses the company would have had a loss from operations of $957,752. Of this loss, $1,181,253 would have been derived from the operations of Novex Systems International, Inc., which had $122,315 of expenses attributable to non-cash imputed stock compensation. In this period the Company had just emerged from the development stage and had generated only $321,311 in net sales, which were principally derived from sales of a new product line that the Company acquired in September, 1998 from ARM PRO, Inc. With the acquisition of ARM PRO, Inc. the Company began manufacturing and marketing the Fiberforce line of concrete reinforcing fibers which it markets to ready-mix concrete producers. Prior to this acquisition the Company had generated approximately $75,000 of sales of its Novacrete product line which it starting selling in April, 1998. In addition, since ARM PRO's sales were principally in Canada and the northeastern portion of the United States, sales in the winter season beginning in November through February, 1999 were low as they had been historically during the winter season. The combination of the early stage of the company and its seasonal nature of ARM PRO's sales was the major reason for the loss. Offsetting this loss would have been income from operations of $252,744 from the Allied/Por-Rok unit, thus resulting in a loss from operations of $957,752. However, included in this loss was an additional $25,000 in general and administrative costs and $60,000 in stock compensation costs that would have been incurred had the two units been combined on June 1, 1998. In addition, the combined unit would have had $221,148 in interest expenses relating to the financing of the Allied/Por-Rok acquisition and other non-operating expenses that were attributable to a previous financing that the Company undertook to finance its development stage expenses and to acquire ARM PRO. Including all adjustments for operating and financial expenses the unit on a pro forma basis would have generated a loss before income taxes of $1,389,987.

         As the operating analysis indicates the Company had formally emerged from the development stage but was still required to rely on funds from external sources to cover its cash shortfall from operations. To maintain a positive cash balance the Company upon the acquisition of ARM PRO, Inc.'s common stock acquired assets that included the bank accounts owned by ARM PRO which had a balance of $158,000 at the closing. This cash along with the $190,000 balance from the $800,000 note that was sold to purchase ARM PRO, Inc. for $610,000 ( plus transaction expenses of $25,000), was used to fund the Company's operations. To cut costs the employment of four persons having occupied administrative and sales positions were terminated. The increase in general and administrative costs of approximately $400,000 is primarily due to the ARM PRO acquisition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS - SIX MONTHS ENDED NOVEMBER 30, 1999

         The Unaudited Pro Forma Consolidated Statements of Operations for the six month period ended November 30, 1999 reflects the consolidated operations of the Company and the Allied Composition/Por-Rok Business Unit on a six month fiscal period beginning on June 1, 1999 and ending on November 30, 1999. The historical presentation of the financial statements consists of the full six months of operations for Novex Systems International Inc. and the operations of the Allied/Por-Rok business unit from August 13, 1999 to November 30, 1999. In the historical column Allied/Por-Rok is the operation of this unit from June 1, 1999 to August 12, 1999. The presentation of the financial operations on a pro forma basis are to illustrate the performance of the two business units as if they had been combined on June 1, 1999 and operated together for the six month period ending November 30, 1999. In this period, the combined entity would have net sales of $1,117,452 and a gross profit of $319,333, which would have produced a gross margin of 29%. After deducting operating expenses of $677,660 which includes an additional $4,873 in general and administrative expenses and $15,000 in stock compensation costs, the combined business unit would have generated a loss from operations of $358,327. Of this loss $377,440 would have been derived from the operations of Novex Systems International, Inc. and the Allied/Por-Rok unit would have had income from operations of $23,986 after including $149,931 in interest expenses and another $51,856 of other expenses that were attributable to expenses generated from previous financing that the Company undertook to finance its development stage expenses and the acquisition of ARM PRO.

YEAR ENDED MAY 31, 1999 (FISCAL 1999) AS COMPARED TO MAY 31, 1998 (FISCAL 1998)

         The fiscal year ending May 31, 1999 was the first year in which the Company was not in the development stage for the entire year. In this period, the Company made its first acquisition by purchasing, ARM PRO, Inc. on September 16, 1998, and it signed another contract to purchase Por-Rok, which transaction closed after the fiscal year on August 13, 1999. In the fiscal year ending May 31, 1999, the Company generated $321,311 in net sales, which excludes sales of the company's line of Fiberforce concrete reinforcing fibers that it acquired from Arm Pro, for the period from June 1, 1998 to September 16, 1998, which is the strongest period for fiber sales. The Company generated a loss from operations of $1,181,253 of which $122,315 was attributable to non-cash imputed stock compensation.

         As the operating analysis indicates the Company has formally emerged from the development stage, but was still required to rely on funds from external sources to cover a cash shortfall from its operations. To finance its operations in this period, the Company upon the acquisition of ARM PRO, Inc.'s common stock acquired assets that included the bank accounts owned by Arm Pro which had a balance of $158,000 at the closing. This cash along with the $190,000 balance from the $800,000 note that was sold to purchase Arm Pro, Inc. for $610,000, plus transaction expenses was used to fund the Company's operations. To cut costs the employment of four persons having occupied administrative and sales positions were terminated and the company relocated Arm Pro's operations by merging it into its facility in Mississauga, Ontario. The increase in general and administrative costs of approximately $400,000 is primarily due to the Arm Pro acquisition.

         In the 1999 fiscal period, other than for approximately $75,000 derived from sales of Novacrete products, sales were generated from the Company's Fiberforce line of products.

         On May 31, 1999 the Company had $252,785 in current assets and $80,914 of net property, plant and equipment and goodwill of $316,300. The increase in goodwill was attributable to the excess of the purchase price for Arm Pro, Inc. over the net assets acquired in the transaction.

         As of May 31, 1999, the Company had $221,707 in inventory. Of this amount, $113,288 consisted of raw materials, $3,217 consisted of work in progress and $105,202 consisted of finished goods. A substantial amount of the raw material inventory consists of the 600,000 lbs. of one raw material that is used in the Adment product. The finished goods inventory consists of 55lb. bags of Novacrete Repair Products that are stacked on wood pallets with each pallet containing 56 bags and bags of Fiberforce products that are packed in cardboard boxes. The increase in inventory was primarily attributable to new inventory of Fiberforce products and a build up of Novacrete products.

         The Company had $1,579,444 in total liabilities at the end of the fiscal year which was an increase of 119% over the prior year. The majority of the increase in liabilities resulted from the Company's sale of an $800,000 note to acquire Arm Pro, Inc. and a note for $250,000 that was sold to the holders of the $800,000 note to provide additional working capital to the Company.

         As part of the Por-Rok transaction, the holder of the $800,000 note agreed to convert the principal amount of the note into common stock at $.17 per share. The $250,000 working capital note was to be satisfied in full from the proceeds of the $750,000 line of credit that the Company secured on August 13, 1999.

         The increase in accounts payable and accrued expenses was directly attributable to the Company's expansion of its operations in the current fiscal year.

         As part of the Por-Rok transaction, the current portion of long-term debt of $393,548 net of the $250,000 working capital note will be converted into common stock. (See Subsequent Events).

YEAR ENDED MAY 31, 1998(FISCAL  1998)  AS COMPARED TO MAY 31, 1997(FISCAL 1997)

         After the senior management change in November, 1997, the Company significantly advanced its plans to move from the development stage to the operating stage. On March 15, 1997 the Company officially began commercial levels of production of its Novacrete products and recorded its first truckload shipment of product in April, 1998, which was to a construction products distributor in Canada. In addition in May, 1998, the Company sold its first truckload of product to a distributor in the United States. As a result of this activity, which began just two and one-half months prior to the close of this fiscal year the Company recorded $9,073 in gross revenues for the one truckload sales that took place in April. The truckload that was ordered in May was not shipped until early June and appears as revenue in the first quarter of the 1999 fiscal year. Although this increase in gross revenues represents a 100% increase over the operating results in 1997, the percentage increase should be viewed in light of the fact that the Company recorded $0 in gross revenue in the previous fiscal year and had very little capability in the previous year to sell its products, although it did have inventory for sale.

         In 1998, the Company had $122,134 in inventory. Of this amount, $76,276 consisted of raw materials, $440 consisted of work in process and $45,418 consisted of finished goods. A substantial amount of the raw material inventory consists of the 600,000 lbs. of one raw material that is used in the Adment product. The finished goods inventory consists of 55lb. bags of Novacrete Repair Products that are stacked on wood pallets with each pallet containing 56 bags.

         From June 1, 1997 to January, 1998 the Company's operations were funded through sales of its common stock to affiliated and non-affiliated parties. In December, 1997, the Company under the direction of its current President and Chief Executive Officer announced a 60 Day Plan to advance the Company from the development stage. In February, 1998, the Company sold a 10% $550,000 Convertible Debenture that matured on October 31, 1998, to three non-affiliated persons who also received warrants to purchase 1,100,000 share of common stock at the exercise price of $.30 per share for a three year period. The proceeds of this debenture were used principally to purchase the industrial blending and bagging equipment that was installed in the Company's operating subsidiary in March 1998, to renovate the Company's offices and for working capital to fund the Company's operations until sales of its product could materialize.

         Operating costs relating to general and administrative cost decreased from $927,451 in 1997 to $824,321 in 1998 or 11% from the previous year. The decrease in operating costs was attributable primarily to the reduction of personnel from

November, 1997 to February, 1998, when the Company began to increase its payroll with new personnel and with better management of the Company's resources. In addition non-cash costs attributable to the issuance of stock compensation decreased substantially in 1998 to $180,405 when compared to the $1,360,580 incurred in 1997. The Company's new management terminated the stock option plan that was initiated in 1996 and which resulted in the excessive issuance of common stock to insiders at below market prices. In 1998, the Company incurred $17,548 of interest expenses versus $12,917 in the previous year and $15,267 of foreign currency losses versus $3,144 in the previous year. In addition the Company amortized debt discount of $84,535 in 1998 which resulted from the issuance of warrants to holders of the debenture that was sold in February, 1998.

         The net result of the increase in operating expenses over revenues resulted in a net loss of $1,112,594.

                                    BUSINESS

         A.       GENERAL BUSINESS DEVELOPMENT

         The Company is a corporation formed under the laws of New York and has its principal place of business and executive offices located at 16 Cherry Street, Clifton, New Jersey 07014, telephone 973-777-2307. Until May 11, 1999, the Company was known as Stratford Acquisition Corp. and had been a corporation organized under the laws of Minnesota. Effective May 11, 1999, the Company merged into its wholly-owned subsidiary, Novex Systems International, Inc., a newly-formed New York corporation, which was the surviving corporation. The Company also has a wholly-owned operating subsidiary, Novex Systems International, Ltd. (formerly known as Novacrete Technology (Canada) Inc.), which is a company registered pursuant to the laws of the Province of Ontario, Canada and is located at 2525 Tedlo Street, Unit B, Mississauga, Ontario L5A 4A8, telephone 905-566-0716 ("Novex Canada").

         Prior to August 15, 1995, the Company was a dormant corporation. On August 15, 1998, the Company acquired from the inventor, the exclusive right to manufacture and market a proprietary admixture for the enhancement of cementitious products now known as "Adment". Adment is a blend of various materials which when mixed with portland cement and water causes a chemical reaction that creates a calcium silicate hydrate (CSH) paste binder that has a very dense microscopic pore structure. This change in the molecular matrix of the cementitious product increases the bonding between the CSH paste and the aggregates that are mixed into the formula to create a mortar or concrete product. By having a denser pore structure, the end product becomes more durable and resistant to chemicals and water penetration. As such, Adment causes cement to chemically react in a manner that ultimately produces higher compressive, bonding, flexural and tensile strengths, reduces shrinkage, increases workability and, most importantly, because of its dense pore structure results in a product having a higher resistance to penetration of water and chloride ions from de-icing salts.

         Upon acquiring the technology in 1995, the Company's initial plan was to conduct further research and development of Adment with the intention of marketing Adment and a line of pre-packaged concrete repair products using Adment. In the two and one-half year period from August 15, 1995 through November, 1997 the Company underwent a series of management changes, generated no revenues, incurred an accumulated deficit of approximately $3,000,000 and was still in the early development stage.

         On November 17, 1997, the Company made a major change in its business plan which has resulted in significant advancements in all aspects of the Company's operations. With the implementation of a 60 Day Business Development Plan that was announced in December, 1997, the Company's new management increased the number and caliber of its board of directors and senior management, installed industrial level manufacturing and packaging equipment and warehousing equipment for raw materials and finished goods, refurbished its executive offices at its Canadian operating plant, constructed an internal testing laboratory, opened its first U.S. sales office in New Jersey and closed a working capital financing of $550,000. The result of this business plan allowed the Company to manufacture and package its Novacrete products, and execute a sales and marketing program in Canada and the East Coast of the United States leading the Company to book its first sale in April 1998 of pre-packaged Novacrete repair products. Since that time, the Company has developed and marketed a line of eight concrete repair products that it markets under the Novacrete name.

         In September 1998, the Company's wholly-owned subsidiary, Novex Canada purchased all of the issued and outstanding common stock of ARM PRO Inc. ("ARM PRO"), located in Ontario, Canada. Since 1986, ARM PRO has manufactured and marketed the trademarked FIBERFORCE line of polypropylene fibers. Polypropylene fibers are blended into cementitious products to provide secondary reinforcement and reduce cracking. As part of the Company's overall plan to consolidate the operations of the acquired company, to realize greater operating efficiencies, and to enable the Company to achieve its targeted gross margin of 50% of net sales, the Company in December 1998 closed ARM PRO's Teeswater, Ontario plant and merged the ARM PRO operations into the Company's Mississauga, Ontario operating facility. The funds used to purchase ARM PRO were derived from the Company's sale of a 9% $800,000 (U.S.) debenture due to mature on September 4, 2000 and which included a warrant to purchase 1,500,000 shares of the Company's Common Stock at an exercise price of $.45 per share for a period commencing on the issuance thereof and terminating on September 4, 2000.

         On August 13, 1999, the Company acquired the Allied Composition/Por-Rok ("Por-Rok") business unit from The Sherwin-Williams Company. Por-Rok manufactures a well-known line of grouting and concrete patching products that are distributed nationally. The Company believes that the Por-Rok product line is a natural extension of the Company's line of concrete repair and flooring products that it markets under the Novacrete name. By diversifying the array of products that the Company can offer to end-users and to distributors of building materials it expects to increase sales of all products since end-users prefer to use one manufacturer's products in any given construction project and distributors generally prefer to stock an expanded rather than a limited product line. The purchase price for the Por-Rok acquisition was $2.1 million and was paid for in part from the funds derived from a secured term loan from Dime Commercial Corp. in the amount of $890,000 in exchange for which the Company was required to issue to Dime a warrant to purchase 233,365 shares of the Company's Common Stock having an exercise price of $.25 per share and an exercise period commencing upon issuance and terminating on August 13, 2002. The balance of the purchase price was provided by The Sherwin-Williams Company in exchange for which the Company issued a 10% secured promissory note in the amount of $1.3 million and 1 million shares of the Company's Common Stock.

         The company is proactively pursuing opportunities to acquire entire companies or selected product lines from companies to further expand its line of speciality building materials. The Company intends to close at least two more transactions in the next twelve months to expand the array of products that the Company offers and to increase its market share in the United States and in Canada, however there can be no assurances that the Company will close such transactions, or that the terms of any such acquisition or refinancing thereof will be favorable to the company and its shareholders.

         B.  FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

         Due to of the Company's small size and limited product line as of the filing of this Registration Statement, it does not presently account for its business operations in separate industry segments. The assets, revenues and operating expenses are all part of the Company's sole operation and are dedicated to one business segment -- the manufacturing and marketing of the Por-Rok line of grouting and concrete repair products (Novacrete products are now being remarketed as Por-Rok products)and the Fiberforce line of synthetic fibers.

         Based upon its current operations and its operating activity for the past three fiscal years, the Company believes that its financial information is adequately presented in its audited and unaudited financial statements and is cross-referenced herein to the Company's Consolidated Balance Sheets and Consolidated Statements of Operations appearing on pages F-3 and F-4, respectively.

         Additionally, the financial information accounts only for sales derived from the ARM PRO transaction since the date of its acquisition on September 16, 1998 and not for the entire fiscal year of 1999. As such, the financial statements exclude the sales of Fiberforce products in June, July and August of 1998, which historically have been the three strongest months for sales of these products.

         C.  THE COMPANY'S CURRENT BUSINESS OPERATION

         The Company is engaged in the business of manufacturing and marketing premium building product materials that fit into two categories. The first category consists of a line of polypropylene concrete reinforcing fibers that are marketed under the Fiberforce trade name and a proprietary cement-enhancing admixture that the Company will be marketing under the trade name Por-Rok. These products are promoted directly to ready-mix and pre-cast concrete manufacturers. The second category of products consists of a line of pre-packaged concrete repair products that are marketed to contractors directly and also to distributors of building material products. (See Description of Products)

         The Company currently has its executive offices at 16 Cherry Street, Clifton, New Jersey 07014. The Company's manufacturing operations are conducted at its 25,000 square foot facility in Clifton, New Jersey and through its wholly-owned subsidiary, Novex Canada, in a leased 12,500 square foot facility located at Mississauga, Ontario (20 minutes west of Toronto).

 The Clifton operating facility is a fully-integrated manufacturing plant with the capacity to manufacture approximately 2 million lbs. of product per month on a single shift, which translates into roughly $8 million per annum in sales. Currently Por-Rok manufacturers 5.5 million lbs. of product, or $1.8 million in revenues per annum. The Por-Rok facility consists of three buildings located on a 1.6 acre tract of commercially-zoned land. The main building is 15,000 square feet, of which 3,000 square feet in dedicated to office space and a reception area and the remaining 12,000 square feet is allocated to the manufacturing of Por-Rok products and the warehousing of certain raw materials.

         The other two buildings at the Por-Rok facility are approximately 5,000 square feet each and are used for warehousing supplies, raw materials and finished goods. In addition, there is another 10,000 square feet of undeveloped land that could be used to expand the manufacturing and warehousing capacity of the Por-Rok facility.

         The Canadian operating facility is divided into the three areas: 2,500 square feet is allocated to offices and a research laboratory; 4,000 square feet is dedicated to the manufacturing of the Company's Novacrete line of cementitious concrete repair products and the remaining 6,000 square feet is used to manufacture the Fiberforce line of polypropylene fibers and for inventorying finished goods.

         To eliminate excessive shipping costs associated with delivering small quantities of product, the Company sells larger quantities of products (full truckload orders) to distributors that ultimately resell the product into local markets. Prior to the acquisition of Por-Rok, the Company employed the use of a public warehouse in New Jersey to warehouse and ship product on behalf of the Company for a per diem handling charge. The Company will use public warehouses in areas where the sales volume justifies the need to have product readily available in a local market, but where there is not an established distributor that stocks the Company's products.

         The Company plans to expand its product line significantly over the next five years by acquiring companies that manufacture and market compatible premium building material products that have already gained an acceptable level of market penetration. The building material industry is large and encompasses a wide variety of products, services and equipment. The Company, however, is interested in acquiring manufacturers of premium flooring and concrete repair products and related accessory products, and cement enhancing admixtures for concrete. These types of products command higher margins since they are not commodity products and are principally sold based on the product's added-value. Because these products are usually made and packaged in either a fully-integrated or, in some instances, a semi-integrated manufacturing facility, large volumes of product can be produced in short-time periods and with minimal amounts of labor.

         The consolidation strategy is designed to reap the cost reductions afforded by the elimination of excess facilities and overhead, and to build a full service specialty product line associated with one-stop shopping, which professional contractors have come to prefer for convenience, product compatibility and liability reasons.

         D.       MANUFACTURING AND DISTRIBUTION

         The Company manufactures and distributes all of its products from its New Jersey and Canadian operating facilities. The Clifton facility is a fully-integrated blending and packaging facility having the capacity to produce over 24,000,000 lbs. on a single shift basis. The facility consists of three buildings located on a 1.6 acre tract of commercially-zoned land. The main building is 15,000 square feet, of which 3,000 square feet in dedicated to office space and a reception area and the remaining 12,000 square feet is allocated to the manufacturing of Por-Rok products and the warehousing of certain raw materials. The other two buildings are approximately 5,000 square feet each and are used for warehousing supplies, raw materials and finished goods. The majority of raw materials used at this facility are stored in silos affixed to the roof of the building. Through an automated raw material batching system that is controlled by a plant supervisor, the raw materials are fed through the silo system and into mixing blenders. When the raw materials have been blended into a finished product, the finished batch is forced from the blender by compressed air into an automated packaging system that packages the products into 50lb. bags. The bags are then manually stacked onto wood pallets and are prepared for shipping. In addition, certain quantities of the blended finished product are transported in large metal bins by a forklift to another packaging system that packages the blended product into 1lb., 5lb., 7lb. and 50lb. pails. Most of the smaller quantity pails are then repacked into cardboard boxes in quantities of 4-8 items per carton for distribution to hardware and retail outlets. This facility currently packages products for distribution through building supply yards and retail outlets in packages ranging from 1 and 5lb. plastic containers to 50lb. bags and pails, and serves as the Company's distribution center for eastern United States.

         The Canadian facility has the annual capacity on a single shift basis to produce 11,000,000 lbs. of Novacrete product and approximately 750,000 lbs. of Fiberforce product. The facility is divided into the three areas: 2,500 square feet is allocated to offices and a research laboratory; 4,000 square feet is dedicated to the manufacturing of the Company's Novacrete line of cementitious concrete repair products and the remaining 6,000 square feet is used to manufacture the Fiberforce line of polypropylene fibers and for inventorying finished goods.

         E.       MARKETING ORGANIZATION

The Company currently has one full-time salesperson located in Mississauga, Ontario, and 25 manufacturers' representatives, giving the Company converage in all eastern states and as far west as North Dakota. These individuals are presently covering the following areas of the United States and Canada:

NEW ENGLAND REGION

Maine                                       Massachusetts
New Hampshire                               Connecticut
Vermont                                     Rhode Island

NEW YORK/PHILADELPHIA REGION

New York                                    Delaware
New Jersey                                  Maryland
Pennsylvania                                Washington, D.C.

MIDWEST REGION

Iowa                                        North Dakota
Indiana                                     South Dakota
Michigan                                    Iowa
Illinois                                    Nebraska
Wisconsin                                   Kansas
Minnesota

SOUTHEAST REGION

Missouri                                    North Carolina
Arkansas                                    South Carolina
Mississippi                                 Tennessee
Louisiana                                   Alabama
West Virginia                               Georgia
Virginia                                    Florida
Kentucky

CANADA DISTRIBUTION

WESTERN CANADA                              EASTERN CANADA

Manitoba                                    Ontario
Saskatchewan                                Quebec
Alberta
British Columbia

         The Company is in the process of hiring another full-time salesperson in Canada to specialize in sales of the Novacrete and Por-Rok products, since the other salesperson is principally focused on sales of Fiberforce fibers.

         F.       THE CLASSIFICATION OF BUILDING MATERIALS

Building material products are classified in accordance with standardized performance criteria established by the American Society of Testing Materials
(ASTM). The basic performance characteristics that are considered when classifying the types of building products that the Company sells are:

                           (1)      Compressive strength
                           (2)      Flexural strength (flexibility)
                           (3)      Tensile strength (splitting)
                           (4)      Bonding strength (adherence)
                           (5)      Shrinkage
                           (6)      Resistance to water penetration
                           (7)      Durability in freeze/thaw cycles


         The Company has a research laboratory located in its Novex Canada facility, and a full-time cement chemist that oversees the development of new products and performs the technical analysis on products that the Company may acquire.

         The Company follows a standard format for developing new building material products. The initial step in the development of a building product entails an analysis of the market for a product and the cost to manufacture the product. If the market for a product and the cost to manufacture it are acceptable, the Company's laboratory personnel develop a trial formulation for the product. Once a trial formulation has been developed, a sample of the product is given to a qualified independent testing laboratory, and the above 7 properties, among others, are tested pursuant to established ASTM guidelines.

         Standard testing generally requires the recording of the above properties at 1,3,7, and 28 day intervals from the beginning of the test. Early test results are monitored to determine certain performance criteria, such as a product's compressive strength within 24 to 72 hours after it has been installed. This result is particularly important to end-users that need products that will be used to repair areas that have little down time, such as hospitals, gas stations, parking garages and other 24 hour operations. Higher strengths over time are important where load bearing floor areas are involved, or in areas that are exposed to aggressive industrial environments, like waste hauling stations.

         If the 1-3-7-28 day results are acceptable, a full batch of the product is made and samples of the product are generally given to contractors to use the product on small job sites to observe the product's performance under non-laboratory conditions. If the 1-3-7-28 day results are unacceptable, or the field trials fail, the trial formulation is reworked and resubmitted for further laboratory testing. In instances where only a slight modification to the product's formulation is required, the need for additional laboratory testing may be unnecessary. If the field trials are acceptable, technical data sheets, package design and marketing materials are finalized and the product is then ready for market.

         The ASTM laboratory test results are an important validation of a product's performance capabilities. However, until a product has performed satisfactorily in a number of projects, end-users are reluctant to use a product. The cost to correct a project on account of a product failing and the resulting damage to the reputation of the professional contractor or the specifying architect or engineer are the underlying reasons for this resistance. The Company's products have successfully passed these laboratory tests and have just commenced sales. However, by selling new products in conjunction with Por Rok's well-established product lines will help the Company to overcome this resistance.

         Accordingly, although the Company has been selling its line of concrete repair products under the trade name Novacrete, the Company may consider marketing these products in the future under the name of either Por-Rok or one of the other trade names owned by Por-Rok.

         G.       A BRIEF HISTORY OF THE ADMIXTURE TECHNOLOGY

         The Company's Novacrete products resulted from its search for a way to strengthen cement-based products without the addition of polymers. The cement chemist that invented the Company's admixture formula intended to develop a purely cementitious product that would equal the performance characteristics of polymer-based products, but which would be significantly less expensive to manufacture.

         Over the past four years, the Company has expended considerable resources to develop its proprietary cement-enhancing admixture into a commercially viable product. During this period, the Company has employed the services of two of Canada's largest independent testing laboratories and has worked with a well-known New Jersey-based laboratory to conduct field trials using the admixture in concrete.

         To date, the Company has successfully developed a version of its admixture technology that can be used in formulations for concrete repair products to enhance the compressive, bond and flexural strengths of the product and increase the density of the molecular matrix of the product so that is can resist the penetration of erosive elements like water and deicing salts.

         The Company is still developing a final formulation of its admixture technology that can be used in new concrete. The Company has conducted extensive field trials with a large ready-mix concrete producer and achieved very promising results regarding the admixture's ability to increase the strength of concrete. Additional laboratory work and field trials will be required to make the admixture product acceptable to the industry and cost effective for ready-mix producers.

         The Company can manufacture and distribute its final admixture product for concrete in various sizes ranging from 25lb. bags to bulk packages weighing 2,000 lbs.

         H. MARKET TRENDS FOR PERFORMANCE ENHANCING ADMIXTURES AND BUILDING MATERIALS

         The demand for high performance concrete and concrete repair products is growing at a dramatic pace. The catalyst for the increased use of admixtures and the need for higher performance products stems from the increasingly rigorous specifications for new construction and concrete rehabilitation work. Federal and state departments of transportation are increasing the performance standards that need to be met in new construction and for the repair and rehabilitation of roads and bridges in order to expand the life of the structures and to reduce future maintenance.

         Infrastructure in both developed and developing countries is aging, and governments with stringent fiscal constraints are looking for effective and durable alternatives to costly demolition and rebuilding. Repairs relating to natural disasters are also adding to this demand. Other special applications, including the storage of nuclear and hazardous waste, the shielding of workers in nuclear medicine and radiology, and the disposal of chemical and other hazardous wastes, are creating demand for high performance products.

         The growth will be based in part on expected increases in infrastructure and major construction spending. But it will also be driven by the increased use of admixtures in all types of cement, and concrete and "the growing popularity of value-added proprietary admixture products in place of lower-cost generics."2

         Markets for new concrete reflect a similar trend toward high performance concerns. High performance is also required in various specialty niches, such as fast-setting products for road repairs and other commercial applications where the cost of shutdown is very high, and impermeable products for hazardous waste disposal and radiation shielding for nuclear applications, to name a couple of examples. With increasing environmental awareness, communities are now demanding products that are safe to use and non-toxic.

         The market for concrete and masonry products has been increasing substantially in the United States. With the federally-funded transportation equity act of the 21st Century (TEA 21) having been signed into law in 1997 approximately $216 billion will be spent over the following six year period, 1998-2003, where up to $173 billion has been provided for highways and an additional $41 billion for transit projects. This bill increased the level of highway funding by over 30% when compared to the previous Federal highway bill, the Intermodal Surface Transportation Efficiency Act (ISTEA). Approximately $19.5 billion was programmed for federal highway spending under ISTEA. ISTEA was augmented by the 1995 National Highway System Act that provided for an additional $5.2 billion in funding. In addition, TEA 21 provides that the revenues generated from the 4.3 cents per gallon gas tax now be deposited into the Highway Trust Fund to be spent for its intended purposes, the construction and rehabilitation of highways and bridges.

         The United States and Canada are not the only geographic areas engaged in significant infrastructure spending. Concrete structures -- buildings, bridges, highways, dams -- all over the world are in need of repair. Stringent government capital budgets inhibit replacement of all structures. Municipalities are continually searching for ways to extend the useful life of these structures through patching, refinishing, and protecting the existing work. The world-wide market for cement-based products to repair concrete structures is projected to be close to as high as $100 billion per year. The additive component of this market is conservatively estimated at more than 2% or $2 billion. 3

         The admixture and concrete repair product businesses are well-established throughout the world. There are various types of admixture products that are used in construction products and the applications for these admixtures are extensive. The Novacrete Admixture is a non-metallic, powder-based admixture that consists of various raw materials that when combined together and mixed with cement and water provides a chemical reaction which gives the final product increased compressive and flexural strength, reduced shrinkage, greater density and therefore better resistance to water and deicing salt penetration, greater flow and workability and improves the bonding characteristics and setting time for the product to fully-cure.

         Adment has the physical characteristics of a greyish-white powder. Admixtures can be in powder form or liquid and

---------------------------------------
         2. Freedonia Group study reported in Construction Marketing today today,
            April, 1997.

         3. Based on Statistics Canada Report.

can be used for multiple or limited purposes such as slowing or increasing the setting time for a product. Because of the reactive effect of the raw materials in Adment, it should only be incorporated into cement-based products where the other materials in the product are known and generally, only after a sample test has been conducted to determine the appropriate level (dosage rate) of Adment that should be used in the final product. This approach substantially reduces the risk of improperly mixing the Adment with chemically adverse substances that could cause product failure.

         Adment is manufactured at the Company's wholly-owned operating subsidiary, Novacrete Canada, and is directly marketed by the Company's sales personnel in 22lb. bags or in bulk quantities to end-users, which range from manufacturers of cementitious products such as ready-mix concrete, pre-cast concrete, brick, paver, cinder block and other manufacturers of cement-based pre-packaged products.

         This Spring the Company will seek to implement a marketing strategy to penetrate the market for high-performance concrete (HPC). HPC can be defined as concrete that has high compressive and flexural strengths and high resistance to chloride and water penetration. Use of HPC is increasing as federal and state agencies demand greater product life and ultimate product strength for high-end uses such as roads, bridges, dams, ports and other concrete applications that have exceptionally high load bearing requirements like building foundations, parking garages and bridge decks.

         I.       DESCRIPTION OF PRODUCTS

         As of the filing of this Registration Statement, the following is a list of the Por-Rok, Novacrete and Fiberforce products marketed by the Company:

POR-ROK PRODUCTS (A Line of Grouts and Patching Products)

POR-ROK Anchoring Cement - non-shrink expansion cement that requires only water at the job site to create a pourable, yet durable, anchoring, patching or grouting compound.

SUPER POR-ROK Exterior Anchoring Cement - non-shrink expansion cement for exterior applications that requires only water at the jobsite to create exceptionally high early strengths in the first three days from installation.

POR-ROK Halco Grout - contains expansive agents and flow enhancers to provide high strengths yet exceptional flowability for ease of application.

POR-ROK Aqua Plug - durable water resistant hydraulic cement which sets in 3-5 minutes. Designed to stop leaks or running water, patch cracks and fill holes in masonry surfaces. Can be used in interior and exterior surfaces and sets under water.

POR-ROK Concrete Patch - requires only mixing of water at jobsite, will level or smooth most concrete or masonry surfaces and can be used to repair and patch spalled concrete, cracks in masonry, broken steps and porches. Sets in 40-80 minutes and is stronger than ordinary concrete. Can be used in interior and exterior surfaces.

POR-ROK Dash Patch - powder-based product that when mixed with water bonds well to concrete, wood or plaster that is used to smooth surfaces prior to the placement of tile, carpeting or wood. Fills cracks, ruts and score lines, strong bond adhesion and no shrinkage.

POR-ROK Lev-L-Astic - used as an underlayment over concrete, wood, quarry tile, terrazzo, prior to installing asphalt or vinyl asbestos, tile, linoleum, and other types of floor surfaces. Eliminates the need for felt paper over wood surfaces, eliminates high spots on floor, improves bonding base to new tile and linoleum.

POR-ROK All Purpose Underlayment - used as an underlayment over concrete, wood, quarry tile, terrazzo, prior to installing asphalt or vinyl asbestos, tile, linoleum, and other types of floor surfaces. Eliminates the need for felt paper over wood surfaces, eliminates high spots on floor, improves bonding base to new tile and linoleum.

POR-ROK Adment - a proprietary, powder-based admixture that enhances the physical characteristics of cement-based products.

POR-ROK Floorcap - single component, fast-cure, non-shrink, high bond repair mortar capable of achieving 3,480 psi in four hours. FC can be walked upon in a little less than one hour from installation and driven over within two hours of installation.

FIBERFORCE PRODUCTS - All Fiberforce products are made from polypropylene and are cut into various lengths and shapes. The Company currently manufacturers three types of fibers which are categorized as monofilament, fibrillated and Fiberforce #1. All fiber products are packaged in 1.0, 1.5 and 2.0 lb. bags and are promoted to the ready-mix concrete industry and are designed to reduce cracking and provide secondary reinforcement.

         J.       COMPETITION

The industry for building material products is highly fragmented and has various classes of competitors. Competition ranges from large multi-national companies to local manufacturers. Because the transportation of heavy products like building materials involves sizeable shipping costs, hundreds of manufacturers of building products have been able to sustain market share in local markets, thus resulting in a fragmented industry. The Company would like to capitalize on this opportunity by acquiring selected companies in various regions of North America to gain: (i) premium building products, (ii) market share, and (iii) the opportunity to consolidate into certain selected operating facilities a number of acquired companies, thereby eliminating excess overhead prevalent throughout the industry. Until the Company can effect its business strategy, which will eliminate some competition, at least in certain markets, the Company believes the following companies will be its primary competitors.

BRAND                                                MAJOR COMPETITORS

POR-ROK                                              Conspec

ANCHORING CEMENT                                     Tamms
                                                     Master Builders
                                                     Quikcrete
                                                     Sonneborn
                                                     Sternson
                                                     W.R. Meadows
                                                     ChemMasters
                                                     Rockite

SUPER POR-ROK                                        (Same as above)

EXTERIOR ANCHORING
CEMENT

POR-ROK                                              (Same as above)

AQUA PLUG                                            Bondex

                                                     Thoro

POR-ROK                                              (Same as above)

CONCRETE PATCH

POR-ROK                                              Mapei
HALCO GROUT                                          Tamms

POR-ROK                                              Mascrete

LEV-L-ASTIC                                          Tamms

                                                     Dependable
                                                     Mapei
                                                     Dap

POR-ROK                                              Dependable
DASH PATCH                                           Mascrete

                                                     Tamms
                                                     CGM Underlayment
                                                     Taylor Vitrex
                                                     Umasco

POR-ROK FLOORCAP                                     Masterbuilders

                                                     Mapei
                                                     Dayton-Richmond

ALL FIBERFORCE  PRODUCTS                             PRO Mesh
                                                     Fibermesh
                                                     Forta
                                                     Dura-Fiber
                                                     Euclid
                                                     W. R. Grace

ADMENT                                               W. R. Grace

                                                     Masterbuilders
                                                     Norchem

         K.       SEASONALITY

         As part of the construction business, the Company is currently subject to seasonal cycles which historically results in a significant slow down in its operations during the months of December through February. March begins the increase in business activity which continues through November, with the peak sales months being April through September. This seasonal cycle is attributable to the slowdown in outdoor construction activity in Canada and the northeastern portion of the United States during the winter months. With the addition of the Por-Rok line of products, the Company anticipates that the substantial majority of its sales will be derived from products used for residential, commercial and industrial repair of deteriorating concrete structures and floors and its products are sold into commercial and building product outlets like home centers and independent hardware stores. Although the Company may still be subject to the seasonal effects of the winter months, it has already begun to recruit agents to sell its products in the southeastern portion of the U.S. and will engage in a very active recruiting program to enroll agents in this territory in addition to the other 25 representatives currently employed throughout the United States.

         L.       CUSTOMER DEPENDENCE

         The Company is not dependent upon any one customer nor does it anticipate becoming dependent upon one customer in the future since its marketing strategy is to diversify its sales through major distributors that are located in various geographical areas and to a large number of construction professionals, such as engineers, architects, contractors, construction managers and end-users all of whom will likely be involved in separate construction projects. In addition the Fiberforce and Por-Rok products are sold to various distributors and retailers none of which account for more than 5% of the respective line of product sales, and the Company does not anticipate that any customer will account for ten percent or more of its annual sales in the coming fiscal year.

         M.       RAW MATERIALS

         An important aspect of the Company's business is having an adequate supply of raw materials. The raw materials used in manufacturing the Por-Rok products are readily available in the United States and Canada. The Company currently purchases most of its raw materials from ten principal suppliers located in Canada and the United States and has access to numerous suppliers in the United States. The raw materials are purchased on an as needed basis and at market prices at the time of purchase. The Company does not anticipate that the prices and supplies of the raw materials will fluctuate substantially since the majority of the raw materials are commodity items such as sands and cement. Nor does the Company anticipate difficulty in obtaining such products if its relationship with one or more of its suppliers terminates and it believes that the loss of any one supplier will not adversely affect the Company's business. The Company currently owns a substantial supply of the main component of its Adment product that it warehouses in its Mississauga facility and in a public commercial warehouse.

         N.       INTELLECTUAL PROPERTY RIGHTS

         The Company received a certificate of registration for the use of the trademark Novacrete from the Canadian Intellectual Property Office on June 15, 1997. The Certificate remains in effect until June 5, 2012 and can be renewed by the Company. On March 3, 1998, the Company received a Certificate of Trademark Registration No. 2,140,062 to use the trademark Novacrete in the United States. The term of the U.S. trademark registration is for ten years. With the Company's acquisition of Por-Rok in August 1999, the Company acquired the registered trade names for all Por-Rok products currently being produced.

         The Company has not filed an application for a patent on its proprietary technology. The core technology that is used in each of the Company's products is not easily replicated and if patented will ultimately become public information. The Company has developed internal controls to protect the confidentiality of its technology and does not believe that the lack of legal patent protection will impair its ability to effectively compete with other competitors of like products or cause the Company to incur unnecessary risk of loss of the technology. Even if the Company had patent protection over its technology, it still assumes the risk that a competitor may misappropriate the technology and that its only recourse would be to commence costly and time consuming litigation. The existence or absence of a patent poses no commercial disadvantage to marketing the Company's products.

         O.       WORKING CAPITAL REQUIREMENTS

         The Company has historically experienced cash flow fluctuations that track the seasonal fluctuations in the Company's business due to the construction slowdown in the winter months. From March to October the Company will experience its highest level of working capital requirements to sustain higher levels of inventory to meet the anticipated demand for finished products during these months. With the slowdown of construction in the winter months the Company anticipates it will generally require less than two-thirds of the amount of working capital, since sales will likely decrease to this level of average monthly sales in the peak months. For the period ending May 31, 1999 the Company experienced a fluctuation in its working capital requirements since it was just emerging from the development stage and only owned the Fiberforce product line for two months prior to the winter slowdown period. However, for the fiscal year ending May 31, 2000, the Company will be much less likely to experience a fluctuation in its working capital requirements to finance its operations on account of the less seasonal nature of the Por-Rok products and the $750,000 revolving line of credit that the Company now has with Dime Commercial Corp.

         To cover its working capital requirements in 1999, the Company sold a 10% Debenture in February 1998 of $550,000. Had the Company not been able to sell the debenture and notes to generate working capital it would have had a substantial negative cash flow and would likely have had to formally reorganize or cease its operations. In the fiscal year 1999 the net cash used in the Company's operations was approximately $1.4 million. The amount was needed to fund the Company's expansion of its operating facility and for operating expenses for: rent, payroll, new operating equipment, raw materials, research and development, professional fees and trade debts.

         On September 4, 1998 the Company sold a 9% $800,000 Debenture that matures on September 4, 2000 and a warrant to purchase 1,500,000 shares of common stock at $.45 per share for a period expiring on September 4, 2000. From these proceeds the Company used $610,000 to purchase ARM PRO and reserved the remaining $190,000 for working capital and transaction expenses. Upon closing the ARM PRO transaction, pursuant to the definitive purchase agreement, ARM PRO was required to have approximately $175,000 of cash, $100,000 in account receivable, $100,000 in inventory and total liabilities not to exceed $50,000.

         To further offset its working capital demands in 1999, the Company also secured a $250,000 bridge loan from a shareholder to cover the cash shortfall and entered into a factoring agreement with Montcap Financial Corporation which also provided the Company with $70,000 note that is secured by equipment owned by the Company's subsidiary.

     Although the Company's general credit policy is to invoice customers on a thirty day payment basis, to encourage customers to take larger volume orders it may in limited circumstances allow for payment of an invoice in sixty days. In addition, although invoices are stated as being due in thirty days, it is fairly common practice in the construction products industry for contractor customers to pay outstanding accounts payable over a 45-day period. This delay results from the contractor having to submit invoices for work completed which includes the cost of materials used on the project. Although the Company will be very aggressive in allowing extending payment terms to customers where it will result in additional sales of the Company's products, extended payment terms will generally be discouraged.

         P.       NO BACKLOG ORDERS

         The Company does not have any backlog orders.

         Q.       GOVERNMENT CONTRACTS

         The Company does not have any material contracts with the Government or any government agency and therefore does not have any exposure to these types of agreements.

         R. FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES.

         Although the Company manufactured its products through a wholly-owned operating subsidiary located in Canada it does not believe that it will be subject to any material risks attendant with it being a foreign operation. The Canadian government is stable and democratic and the Company does not foresee any changing conditions that would adversely impact the Company. (See Financial Informat About Industry Segments). To the contrary, with the recent reduction of the Canadian dollars to the U.S. dollar the Company has benefitted by preferential exchange rates and lower cost of operations.

         S.       RESEARCH AND DEVELOPMENT

         In each of the past three fiscal years the Company has incurred expenses relating to the research and development of its Adment product and Concrete Repair Products that were formerly marketed as NovaCrete but will now be re-marketed as Por-Rok. In fiscal year 1999, the Company spent approximately $30,000 on fees payable to outside independent testing laboratories that were engaged to conduct various test procedures to improve the Novacrete products and incurred approximately $60,000 in expenses for personnel and laboratory equipment. In fiscal year 1998 the Company spent approximately $40,000 on fees payable to outside testing laboratories to advance testing of its Novacrete products. Other than for a brief period in 1997 in which the Company employed the services of a cement technology consultant for approximately three months, the Company did not have technical personnel on staff from January, 1997 through February, 1998 to conduct research and development on new products. In 1996, the Company spent less than $20,000 on fees payable to outside testing laboratories to advance testing of the its Novacrete products and an old formulation for a Novacrete Fast- Set product that the Company has since abandoned and replaced with a new formulation that will be marketed under the name Por-Rok.

         T.       ENVIRONMENTAL COMPLIANCE

         The Company does not manufacture products or use raw materials in its products that are deemed to be subject to rules or regulations relating to the discharge of certain materials into the environment. Although the Company has installed a compressed-air dust control system in its facilities to maintain a higher quality of air in its operating plant this system is not mandatory. The system installed in Novex Canada cost the Company approximately $20,000 and operates during the processing of certain products that contain raw materials that have a very low density and have the physical characteristics of dust-like particles.

         As part of the Por-Rok acquisition, a Phase I Environmental Compliance Review was conducted at Por-Rok's Clifton, New Jersey plant and no material findings were reported. The Por-Rok plant also has a dust collection system.

         With all shipment of product the Company issues a material safety and data sheet (MSDS) which describes the product and its components and precautionary measures when using the product. Since the Company's products are environmentally safe it expects to expend a nominal percentage of its operating budget on environmental compliance for the next fiscal year and for the foreseeable future, unless new regulations are adopted by the governments of Canada or the United States.

         U.     THE COMPANY'S FUTURE OPERATIONS

PRIVATE LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS REGISTRATION STATEMENT CONTAIN STATEMENTS THAT ARE FORWARD-LOOKING, SUCH AS STATEMENTS RELATING TO FUTURE ANTICIPATED DIRECTION OF THE COMPANY, PLANS FOR EXPANSION, CORPORATE ACQUISITIONS, ANTICIPATED SALES GROWTH AND CAPITAL FUNDING SOURCES. SUCH FORWARD-LOOKING INFORMATION INVOLVES RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE, AND ACCORDINGLY, SUCH RESULTS MAY EVEN MATERIALLY DIFFER FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY.

                  1.       CONSOLIDATION OF MANUFACTURING OPERATIONS

                  With the closing of the Por-Rok transaction, the Company transferred the manufacturing of its Novacrete products from its Novex Canada operating facility to Por-Rok's 25,000 square foot facility located in Clifton, New Jersey. Por-Rok's fully-integrated manufacturing plant has the capacity to manufacture approximately 2 million lbs. of product per month on a single shift, which translates into roughly $8 million per annum in sales. Currently Por-Rok manufacturers 5.5 million lbs. of product, or $1.8 million in revenues per annum.

                  By shifting the Novacrete product manufacturing to the Por-Rok facility, the Company will have adequate space in its Novex Canada facility to inventory Por-Rok and Fiberforce products for distribution throughout eastern Canada. The Por-Rok facility will also be used to warehouse Fiberforce fiber inventory that will be distributed in the United States. This arrangement will enable both facilities to serve as distribution centers for all Company products and will allow for each facility and its personnel to specialize in the manufacturing of select products.

                  2.       COMPANY'S PLAN TO INCREASE SALES

                  Although an integral component of the Company's business plan and future growth will be the acquisition of targeted companies and product lines in the building materials industry, the Company's operating strategy will be to expand sales of all its products. The Company will seek to expand its sales and its customer base through a number of initiatives each of which is discussed in detail in this section.

                         (I) SYSTEMS APPROACH TO SELLING BUILDING MATERIALS

                           In 1998, the Company conducted extensive "hands-on" market research which has become the underlying basis for the Company's "systems approach" to marketing building materials. End-users prefer to purchase complete repair "kits" from one manufacturer than to purchase isolated products from various manufacturers. To serve end-users that desire to purchase products that are compatible, distributors of building materials prefer to stock the products of manufacturers that produce a full line of products that are intended to be used together.

                           Responding  to  market  preferences,   the  Company's
         foremost goal this year will be to grow and diversify the Company's product line. Growing through acquisitions (versus solely by research and development) will shorten the time period needed to achieve this goal, and will provide the Company with the advantage of marketing compatible products that have already gained commercial acceptance.

                           An everyday concrete repair project, such as the worn floor of a large industrial plant, could require a surface bonding agent, a very durable concrete repair product, a floor hardener or smoother topping product, and possibly a cure or sealing product to protect the installation from damage from water and chemicals. The Company would like to be in the position to offer its customers all of these products. The customer, in turn, prefers to use products that are compatible and are backed by the warranty of one manufacturer. By offering all the products as a complete repair system under one warranty, the Company believes it will increase both sales of all products and its ability to attract stocking distributors that prefer to handle complete product lines.

                           (II)     ONE LABEL, ONE STORE

                           The Company's One Label, One Store marketing program will be presented to all distribution outlets that currently stock products marketed by the Company.

                           "One Label, One Store" essentially means that the Company will be offering a diversified line of products that can be used together under one warranty and all of the Company's products will be available in most locations. One stop shopping will benefit the customer and the distributor alike by eliminating the customer's need to source products at various locations. By purchasing a wider array of products from one manufacturer, distributors will be satisfying their customers needs, eliminating the stocking logistics of using multiple vendors and will obtain volume discounts.

                           This program will be offered to the 300+ outlets that distribute Por-Rok products and to new distributors and retail outlets that the Company will be pursuing. In March, the Company first introduced the One Label, One Store program to The Home Depot and has received approval to begin marketing its Fiberforce line of products in five Home Depot stores in Ontario, Canada as soon as the Company can complete a packaging design for retail distribution. The Company currently packages its Fiberforce products in bags of 1lb. or larger for distribution to ready-mix producers.

                           To gain early participation into the One Label, One Store program the Company will: (i) offer early entry price discounts for distributors that purchase additional products that the Company will be offering, (ii) arrange pre-scheduled store visits to demonstrate the benefits of the new products to the distributors' customers and employees, (iii) provide point-of-purchase (POP) displays and other marketing materials to assist the distributors' sale of the new products, and (iv) coordinate mailings of marketing pieces on the One Label, One Store program to the distributors's customers.

                           (III)    IMPROVE POR-ROK'S SALES ORGANIZATION.

                           Por-Rok currently markets its products by using the services of 25 manufacturing representatives. There are no full-time sales personnel to coordinate the sales and marketing function. The Company plans to dedicate one full-time sales person to work with 25 manufacturer's representatives to adequately train them on the Por-Rok, Fiberforce and Por-Rok product lines, along with other products that the Company plans to acquire and develop internally, and to make personal calls to each Por-Rok customer to promote the One Label, One Store program. In addition, the local manufacturer's representative will be responsible for obtaining new accounts, making periodic follow-up calls to monitor the sales activity of the Por-Rok distribution outlets in his territory and increasing sales of products to existing accounts for such products in his Territory

                           In addition, the Company plans to hire a full-time sales person in Canada and engage the services of one or two more manufacturing representatives to cover the territory consisting of Eastern Canada. The Company currently uses a manufacturers' representative located in the Province of Alberta to cover the Western provinces of Canada, principally Alberta.

                           (IV)     PERFORMANCE BASED COMPENSATION

                           The Company has increased the performance-based compensation of the 25 manufacturers' representative organizations that it acquired with Por-Rok. By increasing the actual percentage of sales that will be paid to sales personnel as commissions and by offering them the opportunity to participate in other performance-based compensation the Company believes it will be offering the incentives needed to motivate its sales force and reduce attrition by developing long-term relationships with these individuals.

                           (V)      ARCHITECT AND ENGINEERING REPRESENTATIVE

                           The Company plans to hire a technical salesperson to coordinate the introduction of the Company's products to architects, engineers and contractors that write specifications for construction projects. Having its products "specified" into a job will create product demand in that the contractor that is awarded the project is required to use the specified product. In addition, as the Company's products begin to appear in construction project specifications, distributors will become more interested in stocking the Company's products as the demand for the products increases.

                           (VI)     NEW RETAIL CHANNELS

                           As part of the Company's efforts to expand sales of products in all possible distribution channels, the Company will work aggressively to expand Por-Rok's existing retail base by offering promotional discounts to other regional hardware outlets and purchasing cooperatives along with "big-box" stores like Home Depot and Lowe's.

                           (VII)    ADVERTISING

                           The Company intends to present to the construction industry and the consumer an ongoing market campaign. To achieve this, the Company will establish and maintain an advertising and marketing budget. Such budget will be used primarily to participate in trade shows and trade journal advertising. Where possible, the Company will participate in cooperative advertising. The Company is also creating promotional materials and has formulated marketing plans to increase sales by the Company and other representatives throughout the U.S.
         and Canada.

                           (VIII)   FUTURE ACQUISITIONS

                           The Company is currently considering the acquisition of companies that would expand the Company's product line into specialized flooring and concrete repair products, cures and seals, moisture protection products, specialized industrial grouts, bonding agents, and other accessory products.

         V.       PROPERTIES.

         In November 1999 the Company's principal executive offices were moved from 67 Wall Street, Suite 2001, New York, New York 10005, 212-825-9292 to 16 Cherry Street, Clifton, New Jersey 07014 973-777-2307, which is the location of the offices and manufacturing operation that the Company acquired from The Sherwin-Williams Company. Upon the closing of the Por-Rok transaction, the Company became the owner of all the real property, buildings and personal property located at 16 Cherry Street, Clifton, New Jersey. The real property consists of a 1.58 acre tract of land with three separate buildings--The main building is 15,000 square feet, of which 3,000 square feet in dedicated to office space and a reception area and the remaining 12,000 square feet is allocated to the manufacturing of Por-Rok products and the warehousing of certain raw materials.

         The subletting agreement that the Company had entered into with Dowe, Capetanakis & Preite which is the primary tenant of the Company's former office, will terminate in February, 2000. Janet L. Dowe, the spouse of Daniel W. Dowe is a partner of the law firm Dowe, Capetanakis & Preite. Mr. Dowe has no affiliation with the firm. Total monthly payments under the lease agreement are approximately $3,500 subject to adjustment for office supplies and services. Management of the Company believes that the rent paid by it under this lease agreement is less than the fair market value of similar premises within the area in which such premises are located.

         The Company's subsidiary, Novex Canada operates from a facility housing its executive offices and a 12,500 square foot manufacturing facility located at 2525 Tedlo Street, Unit B, Mississauga, Ontario, Canada L5A 4A8, 905-566-0716. This facility is subject to a five year lease commencing on May 1, 1997 and expiring on April 30, 2002. The annual lease payments are $62,500 (CAN). Management of the Company believes that the rent paid by it under this lease agreement is less than the fair market value of similar premises within the area in which such premises are located.

         Management believes that the facilities used by it in the operation of its business are adequately covered by insurance and are suitable and adequate for their respective purposes.

         W.       NUMBER OF EMPLOYEES

         As of January 2000, the Company, on a consolidated basis, employed thirteen (13) full-time employees. Of the 13 employees, eight are located in the Company's principal executive offices and manufacturing facility in Clifton, New Jersey, and five are located at the Company's operating subsidiary, Novex
Canada. Of the 13 employees, six persons are in management positions, six persons are in plant operations and one person occupies an administrative assistant position. With the Por-Rok acquisition, the Company now has a collective bargaining agreement with the plant personnel in Clifton. The Company has not experienced any work stoppages as a result of labor disputes and considers its employee relations to be good.

         X.       LEGAL PROCEEDINGS

         On August 12, 1997, a shareholder and former director and officer of the Company commenced an action against the Company and its former president to enjoin the Company from taking any action that would restrict the sale of common stock that he allegedly owns. The plaintiff has since named the Company's current president in the lawsuit. The court acting on a motion for summary judgment submitted by the plaintiff denied the relief requested in the motion. The Company has raised several defenses to this action and believes the claims against the Company are without merit. The Company has also asserted multiple counterclaims against the plaintiff and, in December, 1999, it asserted multiple claims against two third-party defendants that the Company alleges were associated with the plaintiff and were direct participants in the underlying actions and omissions that gave rise to the counterclaims being asserted against the plaintiff. Mel Greenspoon vs. Stratford Acquisition Corporation, et. Al., Ontario court (general division), Index No. 97-CV-126814.

MANAGEMENT

         The following provides certain information concerning the directors and executive officers of the Company and its subsidiaries as of the filing of this registration statement.

NAME                                        AGE     POSITION(S) HELD*

William K. Lavin                            56      Chairman, Secretary

Daniel W. Dowe                              38      Director, President
                                                    and Chief Executive Officer

D. Friedenberg                              48      Director, Treasurer

Edward J. Malloy                            64      Director

Bruce W. Parker                             43      Chief Financial Officer

* At the annual shareholders meeting held on April 29, 1999, Messrs. Friedenberg and Dowe were elected to serve as directors for a period of three years; Mr. Lavin for a period of two years and Mr. Malloy for one year.

WILLIAM K. LAVIN. Mr. Lavin became a director in October, 1997 and currently operates his own consulting business that he formed in 1994. Prior to forming his firm, he was Chief Executive Officer of Woolworth Corporation (renamed "Venator") from 1993-1994 and immediately prior to that position he served as Woolworth's Chief Administrative and Financial Officer. Mr. Lavin serves on the board of directors of the Allegheny Corporation (NYSE:Y) and Chicago Title Corporation (NYSE:CTZ).

DANIEL W. DOWE. Mr. Dowe became a director in March, 1997, Acting President on November 17, 1997 and President and Chief Executive Officer on April 1, 1998. Mr. Dowe has agreed to serve in this capacity for a three year period pursuant to a written employment agreement and will have an option to serve for an additional three year period. He was the founder of Dowe & Dowe, a New York City-based law firm that provided legal services to the Company. From 1993 to November 17, 1997, Mr. Dowe practiced corporate and Securities law at his firm. From 1990 to 1993, Mr. Dowe was an associate with Donohue & Donohue, a New York City-based law firm concentrating on international trade matters. Prior to practicing law, he was employed by Alliance Capital Management Company, Salomon Brothers (Salomon Smith Barney, a division of Citigroup, Inc. ) and J.P. Morgan Bank.

DOUGLAS S. FRIEDENBERG. Mr. Friedenberg has been a director since November, 1996 and is currently employed as a financial advisor with American High Growth Co. He has been the President of Firebird Capital Management, a financial advisory firm, since March, 1993. In 1991, he co-founded and became President of Unicorn Capital Management, an investment management firm. From 1983 to 1991, he managed private investment portfolios for Morgan Stanley, Inc., a large New York City-based investment banking firm. Mr. Friedenberg currently serves as a Director of Datametrics Corporation (AMEX:DC).

EDWARD J. MALLOY. Mr. Malloy became a director in January, 1998. He is currently President of the Building and Construction Council of Greater New York. Mr. Malloy represents the interests of over 200,000 laborers involved in the building trades in the Greater New York City area. He is responsible for developing building projects in both the public and private sectors to ensure for an adequate level of work for his union members. Mr. Malloy brings to the Company an extensive level of contacts and industry experience.

BRUCE W. PARKER. Mr. Parker became the company's Chief Financial Officer on October 13, 1999 and is responsible for all treasury functions, taxation and financial reporting and is actively involved in the company's acquisition strategy. Mr. Parker is a certified public accountant and, prior to joining the Company, he had held positions at Price Waterhouse (now Price Waterhouse Coopers), Carter-Wallace, Inc. and, for a two-year period, was employed by the Company's outside auditors, Feldman, Radin & Co., P.C.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors does not have a standing audit or nominating committee or any other committees performing similar functions. The Company does have a compensation committee consisting of Messrs. Lavin, Friedenberg and Malloy (the "Compensation Committee") which had one meeting in each of the fiscal years ending May 31, 1998 and 1999. The Compensation Committee is responsible for assuring that the officers and key management of the Company are effectively compensated in terms of salaries, incentive compensation and benefits which are internally equitable and externally competitive. The Compensation Committee is responsible for setting the compensation of the executive officers.

EXECUTIVE COMPENSATION

         The following table shows all remuneration in excess of $100,000 paid by the Company and its subsidiaries through March 31, 1999, to all directors and officers:

                                     TABLE 1

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term Compensation
                           ANNUAL COMPENSATION                                   AWARDS         PAYOUTS

                                                                               Securi-
                                                                                ties
Name                                                  Other                   Underly-                             All
and                                                  Annual      Restrict-      ing                               Other
Princi-                                              Compen-     ed Stock     Options            LTIP            Compen-
pal             Fisc.      Salary       Bonus        sation       Awards        SARs            Payout           sation
POSITION        YEAR        ($)          ($)           ($)          (#)         (#)               ($)              ($)
--------------------------------------------------------------------------------------------------------------------------------
Daniel
Dowe
President     1999        $180,000

(1)(2)(3)(4)  1998        $ 89,850                   432,357     575,924
              1997           n/a

                                       32

(1) From November 17, 1997 through March 31, 1998, during which time Mr. Dowe served as interim president of the Company, he earned $52,500 in cash compensation. Commencing April 1, 1998, Mr. Dowe became an employee of the Company at an annual salary of $180,000. In the fiscal year ending May 31, 1999, Mr. Dowe received $150,000 in cash compensation and deferred the remaining $30,000 until the Company closed the Por-Rok transaction. As of the filing of this Registration Statement, the Company has paid to Mr. Dowe the balance of the deferred compensation. In addition, Mr. Dowe made an interest-free loan to the Company of $30,378 in the fiscal year 1999 to cover working capital shortfalls. None of the loan has been repaid as of the date of this Registration Statement. Mr. Dowe does not receive any additional remuneration for serving as a director.

(2) Prior to becoming an employee of the Company, Mr. Dowe received 64,857 shares of common stock in payment for $22,700 of legal services rendered to the Company through November 17, 1997. From November 17, 1997 through March 31, 1998, during which time Mr. Dowe served as interim president of the Company, he earned 97,500 shares of Common Stock. When Mr. Dowe became an employee of the Company, he received 270,000 shares of Common Stock representing 30,000 shares per month for the remainder of the calendar year.

(3) On June 25, 1997, the Company issued an aggregate of 1,727,772 stock options to its directors as an incentive for future performance. Of these options, Mr. Dowe received 575,924 options. The stock options were exercisable when issued at the then current market price of $.35 per share and will expire on June 25, 2002.

(4) On April 1, 1998, the Company entered an employment agreement with Mr. Dowe providing for a three year term and for an additional three years at his option. The Agreement provides for annual compensation of approximately $180,000, subject to annual review by the Compensation Committee but not less than $180,000 per annum. As of the date of this Registration Statement, the Agreement has been amended to include a payment from the Company to Mr. Dowe in the amount of $800,000 in the event of a Change of Control on or before November 10, 2000. The term "Change of Control" is defined in the Agreement as (i) termination of Mr. Dowe's employment by the Company for reasons other than for cause;
         (ii) a significant reduction by the Company of his position, duties or responsibilities; (iii) the removal and/or replacement or any increase in the number of directors of the Company which removal, replacement or increase shall result in a change of 50% or more of the current board of directors or (iv) the accumulation or acquisition by any one shareholder or group of shareholders acting in concert resulting in such shareholder(s)' control over or beneficial ownership of 40% or more of the Company outstanding capital stock.

DIRECTOR COMPENSATION

         Except for Mr. Dowe, the three remaining directors receive $2,500 per quarter for services rendered as directors of the Company which is paid in restricted common stock based on the average bid and closing price of the Company's common stock on the last trading day for the months ending March, June, September and December. In addition, each non-employee director shall receive an additional $10,000 per annum, payable in equal quarterly installments if such director is a member of a committee of the board of directors that actually meets during the quarterly period. During the fiscal year 1999, there were no committee meetings.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 722 of the Business Corporation Law of the State of New York (the "Business Corporation Law"), the Company's Certificate of Incorporation and the Company's By-Laws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Company's Certificate of Incorporation and By-Laws require the Company to indemnify such persons to the fullest extent permitted by New York law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner in which he reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

         The Company's Certificate of Incorporation also provides that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company has obtained directors' and officers' liability insurance. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

PRINCIPAL SHAREHOLDERS - COMMON STOCK

         The following table shows the amount of Common Stock owned as of January 10, 2000 by each director and officer and affiliate and by all directors and officers as a group. Each individual has beneficial ownership of the shares which are subject to unexercised stock options and stock warrants held by him, and each individual has sole voting power and sole investment power with respect to the number of shares beneficially owned:

                                     TABLE 1

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                  (MANAGEMENT)

                                            AMOUNT AND NATURE
NAME AND ADDRESS                             OF BENEFICIAL           PERCENT OF
OF BENEFICIAL OWNER (1)                       OWNERSHIP(2)            CLASS(2)

Douglas Friedenberg,                        2,553,077                  10.60%
Director, Treasurer(3)

Daniel W. Dowe                              3,445,658                  14.31%
Director, President,
Chief Executive Officer(4)

William K. Lavin                              295,316                   1.23%
Chairman, Secretary

Edward J. Malloy                              255,316                   1.06%
Director

Bruce W. Parker
CHIEF FINANCIAL OFFICER                        70,000                  0.29%
                                            -----------                -------

All Directors and Officers

AS A GROUP                                  6,619,367                  27.49%
                                            ---------                  ------


(1) The address for Messrs. Friedenberg, Dowe, Lavin and Malloy is 16 Cherry Street, Clifton, New Jersey 07014.

(2) The class includes stock options and stock warrants granted to the directors and officers prior to January 10, 2000 which are deemed by the Company to be acquirable by the beneficial owner within 60 days of the date of this offering memorandum by exercise of the option or warrant. As of January 10, 2000 there were 21,987,738 shares issued and outstanding, 24,084,527 on a fully diluted basis. Percentages are stated on a fully diluted basis.

(3) Includes the common stock, stock options and stock warrants held by various entities over which Mr. Friedenberg exercises sole voting and investment power as investment advisor to such entities.

(4) Mr. Dowe purchased 2,437,377 shares of Common Stock from Little Wing, L.P. for $500,000 which is payable by a 10% promissory noted maturing on November 4, 2000.


         Set forth below is certain information about the only shareholder known by the Company (other than Mr. Friedenberg and his affiliated companies) to be a beneficial owner of more than 5% of the outstanding Common Shares of the Company as of the January 10, 2000:

                                     TABLE 2

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                (NON-MANAGEMENT)

Name and Address                    Amount and Nature                 Percent
OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP             OF CLASS(1)

Parker Quillen                      5,041,569                          20.93%
c/o Quilcap Corporation
375 Park Avenue
Suite 1404
New York, New York

(1) As of January 10, 2000 there were 21,987,738 shares issued and outstanding, 24,084,527 on a fully diluted basis. Percentage is stated on a fully diluted basis.

                             SELLING SECURITYHOLDERS

         The Registration Statement of which this Prospectus forms a part relates to the offer and sale by certain holders (including Messrs. Dowe, Friedenberg, Lavin and Malloy) (the "Selling Securityholders") of up to 11,796,692 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") ; (ii) the offer and sale by the Selling Securityholders of up to 675,365 Class B Warrants and 675,365 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Class B Warrants; (iii) the possible issuance by the Company of up to 675,365 shares of Common Stock upon exercise by individuals or entities that purchase Class B Warrants sold by the Selling Securityholders; and (iv) the offer and sale by the Selling Securityholders of up to 1,185,924 shares of Common Stock Options and 1,185,924 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Options and (v) the possible issuance by the Company of up to 1,185,924 shares of Common Stock upon exercise by individuals or entities that purchase Common Stock Options sold by the Selling Securityholders.

         The shares of Common Stock underlying the Class B Warrants and Common Stock Options are offered by the Company hereunder only for purchase upon exercise of Class B Warrants and/or Common Stock Options by a holder who has purchased such Warrants and/or Options from a Selling Securityholder and shall be issued by the Company to such holders from time to time pursuant to exercise of such Class B Warrants and/or Common Stock Options in accordance with the terms thereof.

         The Securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such Securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Securities. The Securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary broker transactions and transactions in which the broker solicits purchasers, and (d) in effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of Securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for Securities purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         The Company will not receive any proceeds from the sale of the securities by the Selling Securityholders. The Company has agreed to pay substantially all the expenses incurred by the Selling Securityholders incident to the offering and sale of the Securities offered by the Selling
Securityholders to the public, but excluding any underwriting discounts, commissions or transfer taxes.

         The Company has agreed to indemnify certain Selling Securityholders against certain liabilities including liabilities under the Securities Act.

         Sales of Common Stock and/or Class B Warrants and/or Common Stock Options by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the Securities offered hereby.

CERTAIN TRANSACTIONS

          On June 25, 1997, the Company issued an aggregate of 1,727,772 common stock options to its directors as an incentive for future performance. Of these options, the former president of the Company, Mr. Dowe and Mr. Friedenberg each received 575,924 common stock options. The options were exercisable when issued at then current market price of $.35 per share and will expire on June 25, 2002. As part of his severance from the Company, Mr. MacMillan agreed to waive his ownership interest in his option to purchase 575,924 shares of common stock. In August 1999, in order to facilitate the raising of the acquisition financing, Mr. Friedenberg voluntarily agreed to the cancellation of his 575,924 common stock options.

         Prior to becoming an employee of the Company, Mr. Dowe received 64,857 shares of common stock in payment for $22,700 of legal services rendered to the Company through November, 1997. From November 17, 1997 through March 31, 1998, during which time Mr. Dowe served as interim president of the Company, he earned $52,500 in cash compensation and received 97,500 shares of Common Stock. When Mr. Dowe became an employee of the Company, he received 270,000 shares of Common Stock representing 30,000 shares per month for the remainder of the calendar year.

         As directors of the Company, Messrs. Friedenberg, Lavin and Malloy receive $2500 per quarter for services rendered as directors of the Company which is paid in restricted common stock based on the average bid and closing price of the Company's common stock on the last trading day for the months ending March, June, September and December. Mr. Friedenberg does not receive a salary, but from time to time is compensated by the Company for services rendered on various financial projects. In addition to serving as an unpaid director of the Company, Mr. Lavin, or his consulting firm WKL, Inc. receive compensation for services rendered to the Company for various acquisition projects.

         In December 1998, the Company entered into a subletting agreement with Dowe, Capetanakis & Preite pursuant to which it agreed to lease the use of approximately 1,600 square feet of office space located at 67 Wall Street, Suite 2001, New York, New York. The subletting agreement is to be terminated in February 2000. During the period December 1998 through January 2000, the monthly rent under such lease agreement was approximately $3,500, after adjustment for office equipment, supplies and services. Mr. Dowe's spouse, Janet L. Dowe is a partner in the law firm Dowe, Capetanakis & Preite. Management believes that the rent paid by the Company under this lease agreement is less than what it would have been required to pay for similar premises within the area in which the Company's executive offices were located.

         In addition, the law firm of Dowe Capetanakis & Preite occasionally provides legal services to the Company. Any payments to Dowe, Capetanakis and Preite for services rendered to the Company must be approved by the Board of Directors.

         In May 1999, Mr. Daniel Dowe made an interest free loan to the Company in the amount of $30,378 to provide it with cash flow during the operating deficit that occurred during the last quarter of fiscal 1999. The Company expects to repay Mr. Dowe during the third and fourth quarters of fiscal 2000.

         With respect to the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates including loans will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent disinterested members of the board of directors.

DESCRIPTION OF SECURITIES

GENERAL

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. Immediately prior to this Registration Statement, there were 21,987,738 shares of Common Stock issued and outstanding. Of such 21,987,738 shares, 10,146,721 were issued to 12 accredited investors in the Company's private placement of shares of common stock which occurred between March 1997 and September 1999; 585,114 were issued to officers, directors and employees of the Company between November 1997 and September 1999; 64,857 were issued as compensation for services rendered by the Company's president prior to his assuming that position; and 1,000,000 were issued to a secured creditor in August 1999 in partial exchange for providing with acquisition financing.

         In addition, at the time of this Registration Statement, there were issued and outstanding (i) 675,365 Class B Warrants of which 410,000 were issued to six (6) accredited investors in the Company's private placement of Class B Warrants which occurred between June 1997 and July 1999; 32,000 were issued to a financial consultant in October 1999 for services rendered; and 233,365 were issued in August 1999 to a secured creditor in partial exchange for providing the Company with acquisition financing, and (ii) 1,185,924 Common Stock Options of which 1,085,924 were issued to five (5) board members, officers, and employees of the Company during the period commencing June 1997 and ending September 1999; and 100,000 to accredited investors in the Company's private placement of common stock options which occurred in September 1998.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential rights with respect to any outstanding Preferred Stock (of which there is none issued as of the filing of this Registration Statement), holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no right to convert their Common Stock into any other Securities. All shares of Common Stock have equal, non-cumulative voting rights, and have no preference, conversion, exchange, preemptive or redemption rights. The outstanding shares of Common are fully paid and nonassessable.

         The Company's common stock, $.001 par value, is traded on the Over-the-Counter Bulletin Board ("OTC") operated by the National Association of Securities Dealers under the ticker symbol "HARD". The tables present the high and low closing bid prices for each of the first two quarters of the fiscal year ending May 31, 2000 the four quarters in the fiscal year ending May 31, 1999 and May 31, 1998, respectively. The quotations reflect interdealer prices without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The Company's common stock became actively traded in July, 1995. On November 30, 1999, the closing bid price was $.19. The Company has paid no cash dividends in the fiscal year ended May 31, 1999 and does not expect to change its dividend policy in the foreseeable future.

                     QUARTERLY COMMON STOCK BID PRICE RANGES

         QUARTER                            HIGH              LOW               LAST DAY OF QUARTER
         -------                            ----              ---               -------------------
         1st                                $.32              $.31              August 31, 1999
         2nd                                $.19              $.17              November 30, 1999

         QUARTER                            HIGH              LOW               LAST DAY OF QUARTER
         -------                            ----              ---               -------------------
         1st                                $.50              $.27              August 31, 1998
         2nd                                $.36              $.19              November 30, 1998
         3rd                                $.20              $.13              February 28, 1999
         4th                                $.38              $.13              May 31, 1999

         QUARTER                            HIGH              LOW               LAST DAY OF QUARTER
         -------                            ----              ---               -------------------
         1st                                $.43              $.24              August 31, 1997
         2nd                                $.52              $.25              November 30, 1997
         3rd                                $.28              $.19              February 28, 1998
         4th                                $.77              $.20              May 31, 1998

         The number of shares of common stock issued and outstanding as of May 31, 1999 and May 31, 1998 were 15,250,771 and 11,965,646, respectively. On a fully diluted basis, the number of shares of common stock issued and outstanding on May 31, 1999 and on May 31, 1998 was 20,918,047and 15,695,422, respectively.
The Company has approximately 1,200 shareholders holding stock in record and nominee name.

CLASS B WARRANTS

         The Class B Warrants registered herein and the other outstanding Class B Warrants of the Company are governed by and subject to the terms of a Warrant agreement (the "Warrant Agreement") between the Company and the respective holders thereof. The following statements are brief summaries of certain provisions of the Warrant Agreements relating to the Class B Warrants offered herein. Copies of the form of Warrant Agreement may be obtained from the Company and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

         305,000 Class B Warrants are exercisable until February 1, 2000 into one (1) share of Common Stock per share at an exercise price of $.50 per share; 5,000 Class B Warrants are exercisable until January 25, 2001 into one (1) share of Common Stock per share at an exercise price of $. 20 per share; 100,000 Class B Warrants are exercisable until February 1, 2001 into one (1) share of Common Stock per share at an exercise price of $.30 per share; 233,365 Class B Warrants are exercisable until September 1, 2002 into one (1) share of Common Stock per share at an exercise price of $.25 per share; and 32,000 Class B Warrants are exercisable until October 20, 2002 into one (1) share of Common Stock per share at an exercise price of $.25 per share.

         The holder of each Class B Warrant is entitled, upon payment of the exercise price as specified in the respective agreements, to purchase one share of the Company's Common Stock. Certain of the Class B Warrants are subject to redemption upon 30 days written notice to the holder thereof at various prices, respectively. Unless previously redeemed, the Class B Warrants are exercisable at any time until the close of business on the date prior to the date specified above. Additionally, one holder of certain Class B Warrants has "put" rights with respect to such Warrants and may demand that the Company purchase the Warrants pursuant to the terms and conditions of the corresponding Stock Purchase Warrant agreement.

COMMON STOCK OPTIONS

         The Common Stock Options registered herein and the other outstanding Common Stock Options of the Company are governed by and subject to the terms of a Common Stock Option Agreement (the "Option Agreement") between the Company and the respective holders thereof. The following statements are brief summaries of certain provisions of the Option Agreements relating to the Common Stock Options offered herein. Copies of the form of Option Agreement may be obtained from the Company and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

         100,000 Common Stock Options are exercisable until September 4, 2000 into one (1) share of Common Stock per option at an exercise price of $.45 per share; 27,500 Common Stock Options are exercisable until August 24, 2001 into one (1) share of Common Stock per option at an exercise price of $.50 per share; 12,500 Common Stock Options are exercisable until November 16, 2001 into one (1) share of Common Stock per option at an exercise price of $.30 per share; 575,924 Common Stock Options are exercisable until February 1, 2002 into one (1) share of Common Stock per option at an exercise price of $.37 per share; 30,000 Common Stock Options are exercisable until March 10, 2002 into one (1) share of Common Stock per option at an exercise price of $.38 per share; 27,500 Common Stock Options are exercisable until August 31, 2002 into one (1) share of Common Stock per option at an exercise price of $.30 per share; 12,500 Common Stock Options are exercisable until September 15, 2002 into one (1) share of Common Stock per option at an exercise price of $.30 per share; 200,000 Common Stock Options are exercisable until October 17, 2002 into one (1) share of Common Stock per option at an exercise price of $.40 per share; and 200,000 Common Stock Options are exercisable until January 15, 2003 into one (1) share of Common Stock per option at an exercise price of $.40 per share.

         The holder of each Common Stock Option is entitled, upon payment of the exercise price as specified in the respective agreements, to purchase one share of the Company's Common Stock. Unless previously redeemed, the Common Stock Options are exercisable at any time until the close of business on the date prior to the date specified above.

CERTAIN CHARTER AND BY-LAW PROVISIONS

         The Company's Certificate of Incorporation and By-Laws limit the liability of directors and officers to the extent permitted by New York law. New York law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) the unlawful payment of a dividend or unlawful stock purchase redemption; and (iv) any transaction from which the director derives an improper personal benefit. New York law does not permit a corporation to eliminate a director's duty of care, and this provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of duty of care.

         The Company has and will enter into indemnification agreements with each of its current and future directors and officers which provide for indemnification of, and advancing of expenses to, such persons to the greatest extent permitted by New York law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancing of expenses are discretionary under New York law. The Company believes that the limitation of liability provisions in its Certificate of Incorporation and its By-Laws and the indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors of the Company.

         The Company's Certificate of Incorporation authorizes the Company to purchase and maintain insurance for the purposes of indemnification. The Company has obtained such insurance on reasonable terms, although there can be no assurance that the Company will be able to maintain such insurance on reasonable terms in the future. Except as set forth elsewhere in this prospectus (See "Description of Business--Legal Proceedings"), there is no pending litigation or proceedings involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Certificate of Incorporation, By-Laws or indemnification agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

TRANSFER AGENT

         The Transfer Agent, Conversion Agent and Registrar for the Common Stock and Warrant Agent is Signature Stock Transfer, Inc.

DIVIDEND POLICY

         The Company has not previously paid any dividends since its inception and currently intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. Investors who anticipate the need for dividends from their investment should take into consideration this factor, among others, in deciding whether they should purchase the Securities offered herein and, if they purchase Class B Warrants, whether they should exercise their Class B Warrants to purchase shares of the Company's Common Stock.

REGISTRATION RIGHTS

         The Company has agreed to register the securities which are the subject of this Registration Statement pursuant to the Company's obligations under certain registration rights agreements and certain "piggyback" rights under the Class B Warrant and Common Stock Option Agreements.

SECURITIES ELIGIBLE FOR FUTURE SALE

         Assuming (i) the exercise of all of the 738,365 Class B Warrants outstanding as of the filing of this Registration Statement for 738,365 shares of Common Stock, and (ii) the exercise of all of the 1,373,424 Common Stock Options outstanding as of the filing of this Registration Statement for 1,373,424 shares of Common Stock, the Company would have outstanding 24,084,527 shares of Common Stock. Not all of the Company's outstanding securities are being registered hereby. Of the 24,084,527 shares of Common Stock outstanding upon the filing of this Registration Statement (assuming the exercise of all outstanding Class B Warrants and Common Stock Options), 13,657,981 are being registered hereby and 2,121,401 shall remain restricted. All of the securities registered under the Registration Statement of which this Prospectus is a part will be freely tradeable without registration under the Securities Act following their offer and sale except for securities purchased by an affiliate of the Company.

         Upon the Effective Date of this Registration Statement, an aggregate of 1,870,901 outstanding shares of Common Stock, 63,000 outstanding Class B Warrants (and the 63,000 shares of Common Stock into which such Class B Warrants may be exercised), and 187,500 outstanding Common Stock Options (and the 187,500 shares of Common Stock into which such Options may be exercised) will not have been registered under the Securities Act. Such unregistered securities may, however, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.

         In general, under Rule 144 as currently in effect, a Securityholders, including an affiliate of the Company may sell securities of the Company acquired prior to this Offering after at least one year has elapsed since such securities were acquired from the Company or an affiliate of the Company. The number of securities which may be sold within any three month period is limited to the greater of one percent of the then outstanding shares or other units of the class or the average weekly trading volume in such securities during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a Securityholders who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who beneficially owns securities acquired from the Company or an affiliate of the Company over two years previously may resell his or her securities without compliance with the foregoing requirements under Rule 144.

         No prediction can be made as to the effect, if any, that sale of shares of Common Stock or Class B Warrants or Common Stock Options or the availability of shares of Common Stock or Class B Warrants or Common Stock Options will have on the prevailing market price of the Common Shares. Nevertheless, sales of substantial amounts of such securities in the public market could have an adverse effect on prevailing market prices for the Shares offered hereby.

LEGAL MATTERS

         Certain legal matters in connection with the Registration Statement of which this Prospectus is made part are being passed upon for the Company by Dowe, Capetanakis & Preite, 67 Wall Street, Suite 2001, New York, New York 10005.

EXPERTS

         The financial statements included in this Registration Statement have ben examined and certified by Feldman Sherb Horowitz & Co., P.C., independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. There has been no change in or disagreements with Feldman Sherb Horowitz & Co., P.C. on accounting or financial disclosures.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                    Page
                                                                                 -----------

NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
      Independent Auditors' Report                                                  F-2
      Consolidated Balance Sheets as of May 31, 1999
          and November 30, 1999 (Unaudited)                                         F-3
      Consolidated Statement of Operations for the
          years ended May 31, 1999 and 1998 and the six
          months ended November 30, 1999 and 1998 (Unaudited)                       F-4
      Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
          for the years ended May 31, 1999 and 1998 and the
          six months ended November 30, 1999 (Unaudited)                            F-5
      Consolidated Statement of Cash Flows
          years ended May 31, 1999 and 1998 and the six
          months ended November 30, 1999 and 1998 (Unaudited)                       F-6
      Notes to Consolidated Financial Statements                                   F-7-19


ALLIED/POR ROK
      Independent Auditors' Report                                                  F-20
      Statement of Assets Acquired as of August 13, 1999                            F-21
      Statements of Revenues and Cost of Goods Sold
          for the years ended December 31, 1998 and 1997                            F-22
      Notes to Statement of Assets and Statement of Revenues
          and Cost of Goods Sold                                                  F-23-24

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
      Description of Unaudited Pro Forma Consolidated Financial Statements          F-25
      Unaudited Pro Forma Consolidated Statement of Operations                      F-26
          For the Year Ended May 31, 1999
      Unaudited Pro Forma Consolidated Statement of Operations                      F-27
          For the Six Months Ended November 30, 1999
      Notes to Unaudited Pro Forma Consolidated Financial Statements                F-28

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
Novex Systems International, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Novex Systems International, Inc. and Subsidiary as of May 31, 1999 and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for the years ended May 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Novex Systems International, Inc. and Subsidiary as of May 31, 1999 and the consolidated results of its operations, changes in shareholders' equity
(deficiency) and cash flows for the years ended May 31, 1999 and 1998 in conformity with generally accepted accounting principles.

                                         /s/ Feldman Sherb Horowitz & Co., P.C.
                                          Feldman Sherb Horowitz & Co., P.C.
                                            Certified Public Accountants

New York, New York
September 8, 1999

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                            November 30,        May 31,
                                                                            ------------      -----------
                                                                                1999             1999
                                                                            ------------      -----------
                                                                            (Unaudited)
CURRENT ASSETS:
      Cash and cash equivalents                                             $    27,979       $     1,788
      Accounts receivable, net of allowance for doubtful                        516,406            20,690
           accounts of $32,500 at November 30th and $890 at May 31st
      Inventory                                                                 495,015           221,707
      Other receivables                                                              --                --
      Prepaid expenses and other current assets                                  42,734             8,600
                                                                            -----------       -----------

           Total Current Assets                                               1,082,134           252,785

PROPERTY AND EQUIPMENT, net of
      accumulated depreciation and amortization                               1,477,138            80,914

GOODWILL                                                                        875,949           316,300

OTHER ASSETS                                                                         --             6,059
                                                                            -----------       -----------

                                                                            $ 3,435,221       $   656,058
                                                                            ===========       ===========


                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
      Current portion of long term debt                                     $   209,757       $   393,548
      Note payable - Sherwin Williams                                         1,294,973                --
      Bank line of credit                                                       434,741                --
      Accounts payable                                                          546,384           241,424
      Officer's loan                                                             30,378                --
      Accrued expenses                                                          203,691           115,190
                                                                            -----------       -----------

           Total Current Liabilities                                          2,719,924           750,162
                                                                            -----------       -----------

COMMITMENTS AND CONTINGENCIES

LONG TERM DEBT, net of current portion                                          872,552           829,282

SHAREHOLDERS' DEFICIENCY:
      Common stock -  $0.001 par value
           50,000,000 shares authorized
           21,987,738 and 15,250,771 shares
           issued and outstanding, respectively                                  21,987            15,251
      Additional paid-in capital                                              5,688,150         4,386,387
      Accumulated deficit                                                    (5,867,392)       (5,325,024)
                                                                            -----------       -----------

           Total shareholders' deficiency                                      (157,255)         (923,386)
                                                                            -----------       -----------

                                                                            $ 3,435,221       $   656,058
                                                                            ===========       ===========



                 See notes to consolidated financial statements.
                                       F-3

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                Six months ended
                                                                   November 30,                    Year ended May 31,
                                                         ------------------------------      ------------------------------
                                                             1999              1998              1999              1998
                                                         ------------      ------------      ------------      ------------
                                                         (Unaudited)       (Unaudited)

NET SALES                                                $    851,474      $    128,276      $    321,311      $      9,073
COST OF GOOD SOLD                                             556,127            30,573           113,305                --
                                                         ------------      ------------      ------------      ------------
GROSS PROFIT                                                  295,347            97,703           208,006             9,073
                                                         ------------      ------------      ------------      ------------

OPERATING EXPENSES:
      General and administrative costs                        657,787           561,588         1,266,944           824,321
      Stock compensation costs                                 15,000            26,250           122,315           180,405
                                                         ------------      ------------      ------------      ------------
           TOTAL OPERATING EXPENSES                           672,787           587,838         1,389,259         1,004,726
                                                         ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS                                         (377,440)         (490,135)       (1,181,253)         (995,653)
                                                         ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSES):
      Interest income                                              --               330               335               409
      Interest expense                                       (113,072)          (45,177)          (82,730)          (17,548)
      Stock issued for payment of interest expense                 --                --           (15,175)               --
      Amortization of debt discount                           (28,870)          (69,529)         (146,674)          (84,535)
      Foreign currency gain (loss)                            (22,986)          (35,505)           33,157           (15,267)
                                                         ------------      ------------      ------------      ------------
           TOTAL NET OTHER EXPENSES                          (164,928)         (149,881)         (211,087)         (116,941)
                                                         ------------      ------------      ------------      ------------

NET LOSS                                                 $   (542,368)     $   (640,016)     $ (1,392,340)     $ (1,112,594)
                                                         ============      ============      ============      ============

BASIC NET LOSS PER COMMON SHARE                          $      (0.03)     $      (0.05)     $      (0.10)     $      (0.10)
                                                         ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON
      SHARES OUTSTANDING                                   20,233,440        12,310,302        13,720,171        11,472,508
                                                         ============      ============      ============      ============



                 See notes to consolidated financial statements.
                                       F-4

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)



                                                              Common Stock           Additional
                                                       --------------------------      Paid-in      Accumulated
                                                         Shares         Amount         Capital        Deficit         Total
                                                       -----------    -----------    -----------    -----------    -----------

BALANCE, June 1, 1997                                   10,113,381    $    10,114    $ 2,601,291    $(2,820,090)   $  (208,685)

      Sale of common stock                                 720,750            721        258,521             --        259,242
      Issuance of common  stock
          for services                                     295,000            295         47,505             --         47,800
      Issuance of common  stock
          for debt                                         988,824            989        325,533             --        326,522
      Issuance of common  stock
          for compensation                                 331,441            331         98,119             --         98,450
      Redemption of common stock                          (483,750)          (484)           484             --             --
      Value of warrants issued with debt                        --             --        154,065             --        154,065
      Value of warrants and options issued
          for services                                          --             --         34,155             --         34,155
      Net loss                                                  --             --             --     (1,112,594)    (1,112,594)
                                                       -----------    -----------    -----------    -----------    -----------

BALANCE, May 31, 1998                                   11,965,646         11,966      3,519,673     (3,932,684)      (401,045)

      Sale of common stock                                 300,000            300         97,700             --         98,000
      Issuance of common  stock
          for services                                     179,164            179         48,437             --         48,616
      Issuance of common  stock
          for debt                                       2,730,737          2,731        562,444             --        565,175
      Issuance of common  stock
          for compensation                                 195,224            195         66,555             --         66,750
      Redemption of common stock                          (120,000)          (120)           120             --             --
      Value of options issued for services                      --             --          6,949             --          6,949
      Value of warrants issued with debt                        --             --        106,014             --        106,014
      Cancellation of options issued for services               --             --        (21,505)            --        (21,505)
      Net loss                                                  --             --             --     (1,392,340)    (1,392,340)
                                                       -----------    -----------    -----------    -----------    -----------
BALANCE, May 31, 1999                                   15,250,771         15,251      4,386,387     (5,325,024)      (923,386)

      Issuance of common stock
          in connection with acquisition
          of Allied/Por Rok Division (unaudited)         1,000,000          1,000        259,000                       260,000
      Issuance of common stock
          for compensation (unaudited)                      69,474             69         14,931             --         15,000
      Conversion of debt to equity (unaudited)           5,667,493          5,667      1,027,832             --      1,033,499
      Net loss (unaudited)                                      --             --             --       (542,368)      (542,368)
                                                       -----------    -----------    -----------    -----------    -----------
BALANCE, November 30, 1999 (Unaudited)                  21,987,738    $    21,987    $ 5,688,150    $(5,867,392)   $  (157,255)
                                                       ===========    ===========    ===========    ===========    ===========



                 See notes to consolidated financial statements.
                                       F-5

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                Six months ended
                                                                                  November 30,               Year ended May 31,
                                                                           --------------------------    ---------------------------
                                                                              1999           1998           1999            1998
                                                                           -----------    -----------    -----------    -----------
                                                                           (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                             $  (542,368)   $  (640,016)   $(1,392,340)   $(1,112,594)
      Adjustments to reconcile net loss to net cash
           used in operating activities:
                Depreciation and amortization                                   51,902         15,713         55,184         13,805
                Common stock and options issued for payment
                     of services and compensation                                7,500         44,400        122,315        146,250
                Common stock issued for payment of interest expense                 --         15,175         15,175         11,522
                Options issued as payment for services                              --             --             --         34,155
                Cancellation of options for services                                --             --        (21,505)            --
                Amortization of debt discount                                   28,870         69,529        146,674         84,535
      Changes in assets and liabilities, net of the
           effect from acquisition:
                Accounts receivables                                          (495,716)       (68,259)       (11,440)        (9,250)
                Inventory                                                     (273,308)      (113,154)       (99,573)        21,179
                Other receivables                                                   --         15,122         17,367         23,212
                Prepaid and other current assets                               (34,134)       (13,530)        (5,799)        (2,801)
                Refundable deposits                                                 --             --             --             --
                Other assets                                                     6,059         (1,840)         5,223         (1,147)
                Accounts payable and accrued expenses                          393,461         38,538        194,499         48,897
                                                                           -----------    -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                                         (857,734)      (638,322)      (974,220)      (742,237)
                                                                           -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
           Acquisition of property and equipment                            (1,424,868)         5,678        (15,564)      (118,246)
           Sale (purchase) of marketable securities                                 --             --             --         13,250
           Acquisition of business, net of cash acquired                      (322,907)      (296,318)      (330,236)            --
                                                                           -----------    -----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                                       (1,747,775)      (290,640)      (345,800)      (104,996)
                                                                           -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Due to factor                                                            --             --         56,700             --
           (Decrease) increase in advance from shareholders                     30,378        (37,000)       (37,000)        37,000
           Proceeds from issuance of notes payable                                  --         85,000             --             --
           Proceeds from bridge financing                                           --        800,000             --             --
           Proceeds from bank line of credit                                   434,741             --             --             --
           Proceeds from debt financing                                      2,166,581             --      1,155,000        480,470
           Proceeds from issuance of debt with warrants                             --             --             --         69,530
           Proceeds from issuance of debt without warrants                          --             --             --         40,000
           Proceeds from the sale of common stock
                and exercise of options                                             --         98,000         98,000        259,243
                                                                           -----------    -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                    2,631,700        946,000      1,272,700        886,243
                                                                           -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                                          26,191         17,038        (47,320)        39,010
CASH AND CASH EQUIVALENTS AT
      BEGINNING OF YEAR                                                          1,788         49,108         49,108         10,098
                                                                           -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $    27,979    $    66,146    $     1,788    $    49,108
                                                                           ===========    ===========    ===========    ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
           Cash paid during the period for:
                     Interest                                              $    91,999    $    45,177    $    36,513    $       691
                                                                           ===========    ===========    ===========    ===========
                     Income taxes                                          $        --    $        --    $       689    $       689
                                                                           ===========    ===========    ===========    ===========
           Non-cash financing and investing activities:
                     Conversion of debt to equity                          $ 1,033,499    $        --    $   550,000    $   315,000
                                                                           ===========    ===========    ===========    ===========
                     Common stock issued for assets acquired               $   260,000    $        --    $        --    $        --
                                                                           ===========    ===========    ===========    ===========


                 See notes to consolidated financial statements.
                                       F-6

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        YEAR ENDED MAY 31, 1999, and 1998

The consolidated balance sheet at November 30, 1999 and the consolidated statements of operations and cash flows for the six months ended November 30, 1999 and 1998 and the consolidated statement of changes in shareholders' equity (deficiency) at November 30 1999 are unaudited but include all adjustments which in the opinion of management, are necessary to the fair presentation of the financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the operations for any interim periods are not necessarily indicative of results for a full fiscal year.

1.        ORGANIZATION AND DESCRIPTION OF BUSINESS

         Novex Systems International, Inc. (the "Company") and, through its wholly owned subsidiary Novex Systems International, Ltd. is engaged in the business of manufacturing and marketing a proprietary admixture for enhancing cement based products (hereinafter referred to as "Novacrete"), various finished products for concrete repair and flooring projects, and the manufacturing and marketing of polypropylene fibers used in concrete products.

         During January, 1997, the Company acquired 100% of the outstanding stock of Novacrete Technology (Canada) Inc., a newly created company established to manufacture and distribute the Company's Novacrete product line.

         During September, 1998, the Company acquired all the issued and outstanding common stock of Arm Pro Inc., located in Ontario, Canada. Arm Pro manufactures and markets polypropylene fibers which are blended into cementitious products to provide secondary reenforcement and to reduce cracking.

         In December, 1998, Arm Pro was merged into the Subsidiary, the surviving corporation.

         In fiscal 1999, the Company and the Subsidiary (Formerly Novacrete Technology (Canada), Inc.) were renamed to Novex Systems International, Inc. and Novex Systems International, Ltd., respectively. The Company, at this time reincorporated itself from the state of Minnesota to the state of New York.

         During fiscal 1998 the Company was a development stage enterprise, in fiscal 1999 the Company and its wholly owned Subsidiary emerged from the development stage.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a) Principles of consolidation - The consolidated financial statements include the accounts of the Company and its Subsidiary (hereinafter referred to as the Novex Systems International, Inc. All material intercompany transactions and balances have been eliminated.

         (b) Cash and Cash Equivalents - The Companies maintains funds in both US and Canadian financial institutions. The Company considers highly-liquid investments with maturities of three months or less to be cash and cash equivalents.

         (c) Income Taxes - The Companies utilizes the asset and liability method of accounting for income taxes as set forth in FASB Statement No.109, Accounting for Income Taxes. Under the asset and liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

         (d) Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided on the straight-line method based upon the estimated useful lives of the respective assets. Property and equipment are being depreciated over a period of five years. Maintenance, repairs and minor renewals are charged to operations as incurred, whereas the cost of significant betterments is capitalized. Upon the sale or retirement of property and equipment, the related costs and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in operations.

         (e) Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

         (f) Fair Value of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable, other receivables, due to factor, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of long-term debt was also estimated to approximate fair value.

         (g) Loss Per Share - Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. For the years ended May 31, 1999, and 1998, diluted loss per share is the same as basic.

        (h)      loss  per share  since the  inclusion  of  stock  options  and
                 warrants   would  be   antidilutive.

        (i)

                  Foreign Currency Translation - The Subsidiary functional currency is the US dollar and therefore translates the nonmonetary assets and liabilities at the historical exchange rates, while monetary assets and liabilities are translated at the current exchange rates in effect at the balance sheet date. Sales and expenses are translated at the weighted average exchange for the year. Accordingly, all gains and losses arising from foreign currency translation
                  have  been   recorded  in  the   accompanying   consolidated
                  statements of operations.

      (j) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.

                  Actual results could differ from those estimates.

     (k) Reclassification - Certain reclassifications have been made to the 1998 consolidated financial statements in order to conform with the 1999 presentation.

     (l) Impairment of Long-Lived Assets - The Company reviews long-lived assets, certain identifiable assets and goodwill related to those assets on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At May 31, 1999, the Company does not believe that any impairment has occurred.

3.       CONCENTRATION OF CREDIT RISK

(a) Cash and Cash Equivalents - The Companies maintains cash balances at several commercial banks. Accounts at these financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

(b) Accounts Receivable - The concentration of credit risk in the Company's accounts receivable is mitigated by the Company's credit evaluation process, credit limits, monitoring procedures and reasonably short collection terms. Credit losses have been within management's expectations and the Companies does not require collateral to support accounts receivable.

INVENTORY

         Inventories at May 31, 1999, consists of the following:


                                                                         1999
                                                                 ---------------
                     Raw Material                           $           113,288

                     Work in Progress                                     3,217

                     Finished Goods                                     105,202
                                                                 ---------------
                                                            $           221,707
                                                                 ===============

  5.     PROPERTY AND EQUIPMENT

         Property and equipment at May 31, 1999, consists of the following:

                    Property and equipment                        $     231,095

                    Leasehold Improvements                               17,330

                                                                        248,425
                                                                      ----------
                    Less: accumulated depreciation and amortization    (167,511)
                                                                      ----------
                                                                   $     80,914
                                                                      ==========

6.       GOODWILL

         Goodwill arose in connection with the acquisition of Arm Pro by the Company in September, 1998, and is being amortized on the straight-line method over 10 years. As of May 31, 1999, goodwill, net of accumulated amortization of $30,795, is $316,300 (see Note 15).

7.       DUE TO FACTOR

         During February, 1999, the Subsidiary entered into a commercial factoring arrangement, with a Canadian financial institution, where they sold certain accounts receivable to the commercial factor, with recourse. In addition, this arrangement provides for advances based on working capital requirements. Advances bear interest at the commercial factor's prime rate plus one thousand four hundred and twenty five basis points (20.50% at May 31, 1999).

         At May 31, 1999, receivables assigned to the factor were offset against factor advances of approximately $70,000.

         Advance availability is limited to the lesser of 75% of eligible inventory, not to exceed $25,000 (Canadian dollars), or 25% of the lower of cost or market value of the eligible inventory, not to exceed $25,000 (Canadian dollar), plus 25% of the appraised value of the Subsidiary's equipment.

         The arrangement is collateralized by substantially all assets of the Subsidiary and is guaranteed by the Company. The arrangement also requires that the benefits of the Subsidiary's business insurance be assigned to the commercial factor.

8.       ADVANCES FROM SHAREHOLDERS

         During fiscal 1998, the Company was advanced $37,000 from existing shareholders to provide working capital for operations. In fiscal 1999, the Company issued 100,000 shares of its common stock as payment for the funds advanced in 1998.

9.       INCOME TAXES

         At May 31, 1999, the Company had federal, state and city net operating loss carryforwards of approximately $3,175,000 resulting from accumulated operating losses through fiscal 1999. At May 31, 1999 and 1998, the Company has net deferred tax assets of approximately
         $1,260,000 and $848,000, respectively. The Company has established a valuation allowance for the full amount of such net deferred tax assets at May 31, 1999 and 1998, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

         The Company's wholly owned subsidiary has not had to pay Canadian income taxes as they have generated operating losses since its inception.

10.      LONG TERM DEBT

         At May 31, 1999 long-term debt consists of:


       Notes payable (a)                                    $            40,000

       Debentures payable (b)                                           800,000

       Debenture payable (c)                                            250,000

       Notes payable (d)                                                105,000

       Other                                                             56,700
                                                                  --------------
                                                                      1,251,700

       Less: Unamortized discount on debentures                          28,870

                                                                      1,222,830

       Less: Current portion                                            393,548
                                                                  --------------
                                                            $           829,282
                                                                  ==============

(a) In May 1998, the Company issued notes payable for a total of $40,000, to parties associated with a director of the Company, that bear interest at 10% per annum. The principal of the notes and all outstanding interest are due 90 days from the date of issuance. Interest on the notes, are payable with the Company's common stock at the rate of $0.40 per share.
               Furthermore, if the notes are not fully satisfied at the maturity date, the Company is obligated to grant half of a warrant to purchase one share of its common stock for each dollar of the outstanding principal. As of May 31, 1999, these notes have not been satisfied (see Note 17).

(b) These debentures from September 4, 1998, bear interest at 9% per annum and mature on September 4, 2000. There are 1,500,000 stock warrants attached, exercisable at $0.45, with an expiration date of two years from the date of the notes' issuance. A total of $ 104,241 was allocated to the warrant portion of the debt, with an un-amortized discount of $27,417 as of May 31, 1999 (see Note 17).

(c) This debenture from February 25, 1999, bears interest at 15% per annum and matures on May 31, 1999. There are 150,000 stock warrants attached, exercisable at $0.45, with an expiration date of two years from the date of the notes' issuance. A total of $1,773 was allocated to the warrant portion of the debt, with an unamortized discount of $1,453 as of May 31, 1999 (see
               Note 17).

(d)            At  various  dates  during  fiscal  1999,   the  Company   issued
               promissory notes payable for a total of $105,000, to parties associated with a director of the Company, that bear interest at 10% per annum. The principal of the notes and all outstanding interest are due 90 days from the date of issuance. Interest on the notes, are payable with the Company's common stock at the rate of $ .40 per share. Furthermore, if the notes are not fully satisfied at the maturity date, the Company is obligated to grant half of a warrant to purchase one share of its common stock for each dollar of the outstanding principal. As of May 31, 1999, these notes have not been satisfied (see Note 17).


11.       SHAREHOLDERS' EQUITY

         (a) During fiscal 1996, former management of the Company issued 1,800,000 shares for an amount that present management is unable to determine. The Company has been contacting the registered shareholders to determine if appropriate consideration was received for these shares. The shares have been recorded as outstanding with no consideration received for their issuance. During the years ended May 31, 1999 and 1998, a total of 120,000 and 483,750 shares of common stock, respectively, were returned by the registered shareholders and have been canceled by the Company. The Company intends to continue to pursue litigation against the remaining shareholders who it alleges have received securities without paying fair consideration to the Company.

(b) During fiscal 1997, the Company issued 500,000 shares of common stock for the purchase of the Novacrete Admixture formulation.

                  During fiscal 1997, the Company's president, at the time, accepted 171,400 shares of the Company's common stock as partial payment for his annual salary. The shares issued were based on $60,000 of compensation and the remaining unpaid compensation of $31,250 was included in accrued expenses and other current liabilities at May 31, 1997. During fiscal 1998, the COMPANY issued 97,665 shares of common stock as payment for the $31,250 in compensation owed to him.

                  During fiscal 1997, the Company issued 126,531 shares as consideration for various services.

(c) During fiscal 1998, the Company issued 295,000 shares of its common stock as payment for services provided by the current president prior to assuming his role as a Company officer, and to a financial consultant. These shares were valued at prices ranging from $0.14 to $0.40 per share.

                  In fiscal 1998, the Company issued 331,441 of its common stock to its former and current president as compensation. These shares were valued at a price range of $ .20 to $ .35 per share.

                  The Company issued 988,824 shares of its common stock as full payment for the notes payable of $315,000 plus accrued interest of $11,522 during fiscal 1998.

                  During fiscal 1998, the Company sold 720,750 shares of its common stock to various shareholders, at market prices ranging from $ .24 to $ .40 per share to raise working capital.

(d) During fiscal 1999, the Company issued 96,474 shares of its common stock as compensation to three board members for their services. These shares were valued at prices ranging between $ .25 to $ .40 per share.

                  The Company issued 98,750 shares of its common stock to various employees as a work incentives during fiscal 1999. These shares were valued at prices ranging from $ .30 to $ .44 per share.

                  The Company issued 179,164 shares of its common stock for consulting services during fiscal 1999. These shares were valued at prices ranging from $.25 to $.33 per share.

                  During fiscal 1999, the Company issued 2,730,737 shares of its common stock as full payment for debentures payable of $550,000 plus accrued interest of $15,175 (see note 10(a)).

                  During fiscal 1999, the Company sold 300,000 shares of its common stock to various shareholders, at market prices ranging from $ .29 to $ .37 per share to raise working capital.

12.       STOCK OPTIONS

         The following table summarizes the activity with regard to options and warrants for the years ended May 31, 1999 and 1998 (See page F-16 for chart references).

                                         Stock Options                                            Warrants

                         -------------------------------------------------     --------------------------------------------------

                                            Exercise                                               Exercise
                            Shares           Price          Exercisable            Shares           Price         Exercisable

                         --------------   -------------    ---------------     ---------------   -------------  -----------------
  Outstanding at
  June 1, 1997                       -               -                  -            91,504              0.50         91,504

   (1)   Granted             1,727,772            0.50          1,727,772 (2)       308,000              0.35        308,000

   (3)   Granted                40,000            0.25             40,000 (3)        60,000              0.50         60,000

   (1)   Granted               300,000            0.40            300,000 (2)     1,100,000              0.30        308,000

   (1)   Granted                25,000            0.30             25,000            -                      -                -

   (3)   Granted                20,000            0.25             20,000            -                      -                -

   (1)   Granted                65,000            0.35             65,000            -                      -                -

   (3)   Granted                                  0.31             25,000            -                      -                -

  Outstanding at
  May  31, 1998               2,202,772           0.25 - 0.50       2,202,772        1,559,504    0.30 - 0.50      1,559,504

   (1)   Granted              195,000            0.40            195,000 (2)       1,650,000            0.45          1,650,000

   (1)   Granted              100,000            0.45            100,000 (2)           5,000            0.20              5,000

   (1)   Granted                12,500            0.30             12,500                   -               -                  -

   (1)   Granted                27,500            0.50             27,500                   -               -                  -

   (3)   Canceled             (60,000)          (0.25)           (60,000)                   -               -                  -

   (3)   Canceled             (25,000)          (0.31)           (25,000)                   -               -                  -

  Outstanding at             2,452,772  $  0.25 - 0.50          2,452,772           3,214,504  $  0.20 - 0.50          3,214,504

(1)      issued for employee services, including directors fees

(2)      issued with debt

(3)      issued for consulting services

     During fiscal 1997, stock options were granted and exercised by certain individuals and organizations for insufficient consideration according to current management and therefore no amount was originally recorded in the accompanying consolidated financial statements. The Company is currently seeking to have all shares issued to these parties returned and canceled.

     On April 1, 1998, the Company's board of directors approved a resolution to adopt a Non-Qualified Stock option plan which shall be subject to shareholder approval to become effective during fiscal 1999, the Company's board of directors and management decided not to establish a Non-Qualified Stock Option Plan and therefore no formal shareholder approval will be required.

          The  Company   granted   135,000   options  and  warrants  to  various
          consultants for services rendered during the

          year ended May 31, 1998. The options and warrants expire five years from the date of grant and have an exercise  price ranging from $ .25 to $ .50 per share.  The Company has
         recorded   $34,155  in   consulting   expenses   in  the   accompanying
         consolidated statement of operations.

         During fiscal 1999, the Company  granted  100,000 options for services.
         The  Company  has  recorded  $6,949  in  consulting   expenses  in  the
         accompanying consolidated statement of operations.

13.       STOCK-BASED COMPENSATION

          The Company accounts for its stock option plans under APB No. 25, Accounting for Stock Issued to Employees, under which no compensation cost is recognized. In fiscal 1997, the Company adopted SFAS no. 123 Accounting for Stock-Based Compensation for disclosure purposes; accordingly, no compensation has been recognized in the results of operations for its stock option plan as required by APB 25, other than for options and warrants issued for services or with debt. The valuation for options and warrants issued for services during the years ended May 31, 1999 and 1998 was $6,949 and $34,155, respectively. The valuation for options and warrants issued with debt during the years ended May 31, 1999 and 1998 was $106,014 and $154,065, respectively.

          For disclosure purposes, the fair value of options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for stock options granted during fiscal year ended May 31, 1999 and 1998 respectively: annual dividends of $0; expected volatility of 50%; risk free interest rate of 6%; and expected lives ranging from 2.5 to 5. The weighted average fair values of stock options granted during the years ended May 31, 1999 and 1998, was $0.17, and $.20 respectively.

                                                   Year ended May 31,
                                         ---------------- ----- ----------------
                                             1999                   1998
                                         ----------------       ----------------
               Net loss to shareholder:

                       As reported     $      (1,392,340)     $      (1,112,954)
                         Pro Forma     $      (1,432,076)     $      (1,562,387)
               Net loss per share:

                       As reported     $           (0.10)     $           (0.10)
                         Pro Forma     $           (0.10)     $           (0.14)


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Companies employee stock options have characteristics significantly different from those of traded options, and since changes in subjective input assumptions can materially affect the fair value estimate, in managements' opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and warrants.


14.       SEGMENT INFORMATION

         The Companies operate in the building material products industry and prior to its acquisition of Arm Pro, its operations were in the development stage. The Companies management has determined the operating segment based on how the business is managed and operated. The Companies manufacture, market and sell cement admixture and concrete repair products to the building material industry.


         The Companies sales and long-lived assets by operating segment and country as of May 31, 1999 and 1998, are as follows:

                                                                United
                                                                States           Canada            Consolidated

                                                             -------------     --------------     ------------------
        For the year ended May 31, 1999:
                 Sales to unaffiliated customers      $         128,909   $        192,402   $            321,311
                                                             =============     ==============     ==================
                 Long Lived assets                    $               -   $        397,214   $            397,214
                                                             =============     ==============     ==================
       For the year ended May 31, 1998:
                 Sales to unaffiliated customers      $               -   $          9,073   $              9,073
                                                             =============     ==============     ==================
                 Long Lived assets                    $               -   $        106,598   $            106,598
                                                             =============     ==============     ==================

15.       ACQUISITION

         On September 16, 1999 the Companies purchased all the issued and outstanding common stock of Arm Pro. The purchase price was $592,000 ($891,000 Canadian dollars) and the funds used to purchase Arm Pro were raised from the sale of debentures for $800,000 (see Note 10(b)). The acquisition is accounted for as a purchase business combination. The following table summarizes the acquisition:

                             Purchase price                $            592,400

                             Acquisition costs                           10,638
                                                                ----------------
                                                                        603,038
                             Assets acquired                            403,313

                             liabilities assumed                       (147,370)
                                                                ----------------
                                                                        255,943

                             Goodwill                                   347,095
                                                                ================

         The following schedule combines the unaudited pro-forma results of operations of the Company and Arm Pro, as if the acquisition occurred on June 1, 1996 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition not occurred or the results that would have been obtained had the acquisition actually occurred on June 1, 1996.

                                                    Year ended May 31,
                                               1999                   1998
                                        ----------------      ------------------
Net Sales                            $          421,305    $            327,554
Cost of sales                                   212,059                 133,988
                                        ----------------      ------------------
Gross profit                                    209,246                 193,566
Operating expenses                            1,406,026               1,189,113
                                        ----------------      ------------------
Loss from operations                         (1,196,780)               (995,547)
Net other expenses                              180,254                 138,269
                                        ----------------      ------------------
Net loss                              $      (1,377,034)    $        (1,133,816)
                                        ================      ==================
Net loss per share                    $           (0.10)    $             (0.10)
                                        ================      ==================
Shares used in calculation                   13,720,171              11,472,508
                                        ================      ==================

16.       COMMITMENTS AND CONTINGENCIES

          (a) The Company has a verbal month to month sublease arrangement for its headquarters in New York City as of fiscal 1999. The Subsidiary has a lease arrangement for office and production facilities commencing May 1, 1997 and expiring on April 30, 2002. This lease requires monthly rental payments of approximately $3,400 in the first two years of the lease and $3,600 in the last three years of the lease.

               The Company leases telecommunication, reproduction and computer equipment and office furnishings under long-term operating lease agreements. These lease agreements require cumulative monthly payments of approximately $1,656 per month for the terms of the respective leases expiring between October 1998 and January 2001.

                  Future noncancellable lease payments are as follows:

   Year ending
      May 31,                 Amount
-------------------     ------------------

     1999            $             56,893

     2000                          57,137

     2001                          48,530

     2002                          40,115
                        -------------------
                      $           202,675
                        ===================

               Total  rental  expenses for the years ended May 31, 1999 and 1998
               was   approximately    $57,000,   and   $61,000,    respectively.

          (b) The Companies have a licensing agreement for certain concrete related products, including an admixture that is capable of enhancing the basic characteristic of cementitious products. The Companies are obligated to pay royalties based on a percentage of sales, subject to an annual guaranteed minimum royalty.
               Currently, the Company has not had to pay royalties as the licensed products are still in the development stage and therefore have not been ready for sale to customers. Furthermore, the Company has had several discussions with the licensor who has agreed to defer the minimum royalty payments until the Novacrete Admixture product emerges from the research and development stage.

          (c) During fiscal 1997, a shareholder commenced an action against the Company and its former President to enjoin the Company and the former President from taking any action that would restrict the sale of common stock that he allegedly owns. In the opinion of management, this action is without merit and will not have a material adverse effect on the Companies financial position or results of operations.

17.       SUBSEQUENT EVENT

          During August 1999, the Company acquired from the Sherwin Willams Company ("Sherwin") substantially all the assets of their Allied Composition and Por Rok ("Allied / Por Rok") business line. Allied / Por Rok manufactures and distributes specialty building products.

         Pursuant to the purchase agreement the Company (i) paid $800,000 to Sherwin, (ii) issued 1,000,000 shares of restricted common stock to Sherwin with the requirement to register the common stock with the Securities and Exchange Commission and (iii) issued a note payable for $1,300,000 which bears interest at 10% per annum and is payable over a one year period. In order, to induce Sherwin to accept the note payable, the Company had to convert all the previously issued debt to equity, except for the $250,000 debenture which will it be paid as a condition of the Allied / Por Rok acquisition (see Note 10). Further, Sherwin has a subordinated security interest in substantially all the assets of the Companies.

         The Company has entered into a $890,000 installment term note with a commercial bank of which $800,000 was used for the purchase of Allied / Por Rok and the remaining $90,000 was used for working capital needs in fiscal 2000. This financing arrangement also provides for a $750,000 revolving note payable to fund future working capital requirements. In addition, the Company granted class B warrants to purchase 233,365 shares of restricted common stock at an exercise price of $.25 to the commercial bank. The commercial bank has a senior secured interest in substantially all the assets of the Companies.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
Novex Systems International, Inc. and Subsidiary

We have audited the accompanying special-purpose statement of assets acquired of Allied / Por Rok (formerly a division of Sherwin Williams, Inc.) as of August 13, 1999 and the special-purpose statements of revenues and cost of goods sold for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying special-purpose financial statements were prepared for the purpose of complying with SEC rule 310 of Regulation S-B, in reporting the Company's acquisition of Allied / Por Rok (formerly a division of Sherwin Williams, Inc.). As discussed in Note 1, these statements are not intended to be a presentation of the financial position, results of operations, and cash flows of Allied / Por Rok (formerly a division of Sherwin Williams, Inc.) in conformity with generally accepted accounting principles.

In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the assets acquired of Allied / Por Rok (formerly a division of Sherwin Williams, Inc.) as of August 13, 1999 and the results of its revenues and cost of goods sold for the years ended December 31, 1998 and 1997 on the basis of accounting described in Note 1.

                                      /s/ Feldman Sherb Horowitz & Co., P.C.
                                       Feldman Sherb Horowitz & Co., P.C.
                                             Certified Public Accountants

New York, New York
January 26, 2000

                                ALLIED / POR ROK
                          STATEMENT OF ASSETS ACQUIRED
                                 August 13, 1999


                                     ASSETS



CURRENT ASSETS:
      Accounts receivable                                     $  311,983
      Inventory                                                  225,661
                                                              ----------
           Total Current Assets                                  537,644

FURNITURE & EQUIPMENT                                            566,360
BUILDING                                                         415,000
LAND                                                             400,000
                                                              ----------
                                                              $1,919,004
                                                              ==========



                        See notes to statement of assets.
                                      F-21

                                 ALLIED/POR ROK
                  STATEMENTS OF REVENUES AND COST OF GOODS SOLD



                              Nine months ended
                                 September 30,         Year ended December 31,
                          -------------------------   -------------------------
                             1999          1998          1998          1997
                          -----------   -----------   -----------   -----------
                          (Unaudited)   (Unaudited)

NET SALES                 $ 1,010,012   $ 1,345,592   $ 1,725,853   $ 1,262,008
COST OF GOOD SOLD             811,192       938,743     1,400,222     1,283,769
                          -----------   -----------   -----------   -----------
GROSS PROFIT              $   198,820   $   406,849   $   325,631   $   (21,761)
                          ===========   ===========   ===========   ===========



           See notes to statement of revenues and cost of goods sold.
                                      F-22

                                ALLIED / POR ROK
                          NOTES TO STATEMNETS OF ASSETS
                AND STATEMENTS OF REVENUE AND COST OF GOODS SOLD

The statements of revenues and cost of goods sold for the nine months ended September 30, 1999 and 1998 are unaudited but include all adjustments which in the opinion of management, are necessary to the fair presentation of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the operations for any interim periods are not necessarily indicative of results for a full fiscal year.

1.       BASIS OF PRESENTATION

         Allied / Por Rok, formally a division of Sherwin Williams Inc. ("Sherwin") as of August 13, 1999, operates as a manufacturer of building materials. Because the division was not a separate legal entity and did not maintain separate financial records, a complete set of financial statements has not been presented. Instead a statement of assets as of the date of acquisition (August 13, 1999) and statements of revenue and cost of goods sold for the years ended December 31, 1998 and 1997 have been presented. Accordingly certain expenses incurred by the division while operating as part of Sherwin have been omitted because they are not essential to its revenue producing activities.

         On August 13, 1999 substantially all the assets of Allied / Por Rok were acquired by Novex Systems International, Inc. ("Novex") from Sherwin. The transaction was accounted for as a purchase, whereby Novex acquired assets in exchange for $800,000 cash, 1,000,000 shares of Novex's common stock valued at $260,000, and a note payable to Sherwin in the amount of approximately $1,300,000 which bears interest at 10% per annum payable over a one year period.

2.       SIGNIFICANT ACCOUNTING POLICIES

            (a)   Recognition  of  revenue - revenues  are  recognized   upon
                  completion of the sale which is when goods are shipped to the customer

            (b) Use of estimates - The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

            (c) Depreciation - Fixed assets are depreciated over the estimated usefull life of the related asset using the straight line method.

         3.                INVENTORIES

            Inventories consist of the following at August 13, 1999.

                    Raw materials                             $         160,470
                    Finished goods                                       65,191
                                                                 ---------------
                                                              $         225,661
                                                                 ===============


4.         FURNITURE AND EQUIPMENT

         Furniture and equipment are comprised of the following at August 13, 1999:

                     Machinery and equipment                  $         539,860
                     Furniture and fixtures                               5,000
                     Computers                                            7,500
                     Vehicles                                            14,000
                                                                 ---------------
                                                              $         566,360
                                                                 ===============

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of operations for the year ended May 31, 1999 and for the six months ended November 30, 1999 reflect the combined results of the Company and the Allied / Por Rok division of Sherwin Williams, Inc. as if the acquisition had occurred at the beginning of the earliest period presented.

The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together at the beginning of each respective period, nor are they necessarily indicative of future results. These unaudited pro forma consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes thereto.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                             Year Ended May 31, 1999


                                                     Historical                         Adjustments           Pro-Forma
                                         ----------------------------------       -----------------------    ------------
                                            Novex Systems         Allied/           Debit        Credit
                                         International, Inc.      Por Rok           Amount       Amount          Total
                                         -------------------   ------------       ----------    ---------    ------------

NET SALES                                   $    321,311       $  1,639,077                                     1,960,388
COST OF GOOD SOLD                                113,305          1,386,333                                     1,499,638
                                            ------------       ------------                                  ------------
GROSS PROFIT                                     208,006            252,744                                       460,750
                                            ------------       ------------                                  ------------

OPERATING EXPENSES:
      General and administrative costs         1,266,944                 --         29,243(2)                   1,296,187

      Stock compensation costs                   122,315                 --                                       122,315
                                            ------------       ------------                                  ------------
           TOTAL OPERATING EXPENSES            1,389,259                 --                                     1,418,502
                                            ------------       ------------                                  ------------

LOSS FROM OPERATIONS                          (1,181,253)           252,744                                      (957,752)
                                            ------------       ------------                                  ------------
INTEREST EXPENSE                                 (82,730)                --        221,148(1)                    (303,878)
OTHER EXPENSE                                   (128,357)                --                                      (128,357)
                                            ------------       ------------                                  ------------
NET INCOME (LOSS) BEFORE INCOME TAXES         (1,392,340)           252,744                                    (1,389,987)
INCOME TAXES                                          --                 --                                            --
                                            ------------       ------------                                  ------------
NET LOSS                                    $ (1,392,340)      $    252,744                                  $ (1,389,987)
                                            ============       ============                                  ============
LOSS PER SHARE                              $      (0.10)                                                    $      (0.09)
                                            ============                                                     ============
WEIGHTED AVERAGE SHARES                       13,720,171                         1,000,000(3)                  14,720,171
                                            ============                                                     ============



       See notes to unaudited pro forma consolidated financial statements.
                                      F-26

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       Six Months Ended November 30, 1999



                                                     Historical                         Adjustments           Pro- Forma
                                         ----------------------------------       -----------------------    ------------
                                            Novex Systems         Allied/           Debit        Credit
                                         International, Inc.      Por Rok           Amount       Amount          Total
                                         -------------------   ------------       ----------    ---------    ------------


NET SALES                                   $    851,474       $    265,978                                     1,117,452
COST OF GOOD SOLD                                556,127            241,992                                       798,119
                                            ------------       ------------                                  ------------
GROSS PROFIT                                     295,347             23,986                                       319,333
                                            ------------       ------------                                  ------------

OPERATING EXPENSES:
      General and administrative costs           657,787                 --        4,873(2)                       662,660

      Stock compensation costs                    15,000                 --                                        15,000
                                            ------------       ------------                                  ------------
           TOTAL OPERATING EXPENSES              672,787                 --                                       677,660
                                            ------------       ------------                                  ------------

LOSS FROM OPERATIONS                            (377,440)            23,986                                      (358,327)
                                            ------------       ------------                                  ------------
INTEREST EXPENSE                                (113,072)                --       36,859(1)                      (149,931)
OTHER EXPENSE                                    (51,856)                --                                       (51,856)
                                            ------------       ------------                                  ------------
NET INCOME (LOSS) BEFORE INCOME TAXES           (542,368)            23,986                                      (560,114)
INCOME TAXES                                          --                 --                                            --
                                            ------------       ------------                                  ------------
NET LOSS                                    $   (542,368)      $     23,986                                  $   (560,114)
                                            ============       ============                                  ============
LOSS PER SHARE                              $      (0.03)                                                    $      (0.03)
                                            ============                                                     ============
WEIGHTED AVERAGE SHARES                       20,233,440                                                       20,233,440
                                            ============                                                     ============



       See notes to unaudited pro forma consolidated financial statements.
                                      F-27

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



On August 13, 1999, Novex Systems International, Inc. ("Novex") acquired from Sherwin Williams, Inc. ("Sherwin") certain assets representing their Allied / Por Rok Division. The transaction was accounted for as a purchase, whereby Novex acquired assets in exchange for $800,000 in cash, 1,000,000 shares of its common stock valued at $260,000, and a note payable to Sherwin in the amount of $1,294,973, which bears interest at 10% per annum payable over a one year period.

Goodwill of $ 584,867 resulted from this acquisition and is determined as follows:

Assets acquired:
      Accounts receivable                     $  311,983
      Inventory                                  225,661
      Furniture & equipment                      566,360
      Building                                   415,000
      Land                                       400,000
                                              ----------
          Total                                1,919,004
Purchase price                                 2,354,973
                                              ----------
                                                 435,969
Acquisition costs                                148,898
                                              ----------
Goodwill                                      $  584,867
                                              ==========

Goodwill is being amortized over 20 years


                              Pro Forma Adjustments

(1) - To record interest expense on the debt incurred to finance the acquisition of the Allied/Por Rok Division of Sherwin.

(2) - To record amortization on the goodwill arising from the acquisition of the Allied/Por Rok Division of Sherwin.

(3) - To record issuance of 1,000,000 shares of Novex common stock in the acquisition of the Allied/Por Rok Division of Sherwin.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or I which the person making such offer or solicitation si not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

           TABLE OF CONTENTS

                                       PAGE

Additional Information .............    3
Prospectus Summary .................    4
The Company ........................    4
The Offering .......................    5
Summary Financial Information ......    6
Risk Factors .......................    7
Use of Proceeds ....................   10
Dividend Policy ....................   10
Capitalization .....................   11
Dilution ...........................   11
Selected Financial Information .....   12
Management's Discussion and Analysis
         or Plan of  Operations ....   12
Business ...........................   18
Management .........................   31
Principal Shareholders .............   34
Selling Securityholders ............   35
Certain Transactions ...............   36
Description of Securities ..........   37
Securities Eligible for Future Sale    40
Legal Matters ......................   41
Experts ............................   41
Index to Financial Statements ......   F-1

Until ________, 2000 (90 days after the date of this Prospectus), all broker-dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                  NOVEX SYSTEMS
                               INTERNATIONAL, INC.
                        11,796,692 Shares of Common Stock
                 675,365 Class B Warrants and underlying Shares

                           1,185,924 Stock Options and
                                underlying Shares

                               January ____, 2000

                              ALTERNATE PROSPECTUS

                        NOVEX SYSTEMS INTERNATIONAL, INC.

                        11,796,692 SHARES OF COMMON STOCK
                            675,365 CLASS B WARRANTS
                         1,185,924 COMMON STOCK OPTIONS

         This Prospectus relates to (i) the offer and sale by certain holders ("Selling Securityholders") of up to 11,796,692 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") ; (ii) the offer and sale by the Selling Securityholders of up to 675,365 Class B Warrants and 675,365 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Class B Warrants; (iii) the possible issuance by the Company of up to 675,365 shares of Common Stock upon exercise by individuals or entities that purchase Class B Warrants sold by the Selling Securityholders; and (iv) the offer and sale by the Selling Securityholders of up to 1,185,924 shares of Common Stock Options and 1,185,924 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Options and (v) the possible issuance by the Company of up to 1,185,924 shares of Common Stock upon exercise by individuals or entities that purchase Common Stock Options sold by the Selling Securityholders. See "Description of Securities" and "Selling Securityholders".

         The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. The Company will receive proceeds of the issuances of shares of Common Stock upon the exercise of the Class B Warrants and Common Stock Options offered hereby that have been purchased from the Selling Securityholders. All costs incurred in the registration of the Securities being offered by the Selling Securityholders are being borne by the Company.

         Resales of the securities offered hereby are subject to Prospectus delivery and other requirements of the Securities act. Sales of such securities, or the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered by the Company in the Offering. See "Selling Securityholders".

         The  Company's  Common Stock  currently  trades on the NASDAQ  Bulletin
Board under the symbol "HARD"; however, there can be no assurance that the market for the Common Stock will be sustained or that the Company will maintain certain minimum criteria established by The National Association of Securities Dealers. See "Risk Factors" and "Description of Securities".

         All of the shares of Common Stock, the Class B Warrants and the Common Stock Options which are the subject of this Registration Statement have been issued by Novex Systems International, Inc. (the "Company"). These securities were issued as restricted securities.

                                -----------------

       AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS.

The date of this Prospectus is January __, 2000

COMPANY OFFERING

On the date of this Prospectus, a Registration Statement under the Securities Act with respect to the Securities registered herein was declared effective by the Securities and Exchange Commission. Sales of the securities offered by the Selling Securityholders hereby, or even the potential of such sales, may have an adverse effect on the market prices of the Company's securities.

SELLING SECURITYHOLDERS

COMMON STOCK

         As of the filing of this Registration Statement, there were 21,987,738 Shares of Common Stock outstanding. On a fully diluted basis, assuming all outstanding stock options and Warrants to purchase common Stock are exercised, the Company would have 24,084,527 shares of common stock issued and outstanding. The following table sets forth the names and addresses of the Selling Securityholders, their material relationship or position with the Company within the last three (3) years, the number of shares of Common Stock owned by each Selling Securityholder and the Percentage of shares of Common Stock held by each Selling Securityholder on a fully diluted basis.

NAME/ADDRESS OF                       POSITION/OFFICE           CLASS OF           AMOUNT OF
SECURITY HOLDER                     MATERIAL RELATIONSHIP     SECURITY OWNED    SECURITY OWNED   PERCENTAGE

William K. Lavin                    Director; Secretary       Common Stock          95,316        0.40%
190 Beach 137th Street
Belle Harbour, NY  11694

Edward J. Malloy                    Director                  Common Stock          55,316        0.23%
71 W. 23rd Street
Suite 501-03
New York, NY  10010

Douglas Friedenberg                 Director, Treasurer       Common Stock          81,982        0.34%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Douglas Friedenberg (IRA)           (See above)               Common Stock         112,500        0.47%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Peter Sosnkowski (IRA)              Investor                  Common Stock         310,735        1.29%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Firebird Capital Management         Investor                  Common Stock          25,000        0.10%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Firebird Overseas Ltd.              Investor                  Common Stock       1,027,537        4.27%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022






NAME/ADDRESS OF                       POSITION/OFFICE           CLASS OF           AMOUNT OF
SECURITY HOLDER                     MATERIAL RELATIONSHIP     SECURITY OWNED    SECURITY OWNED   PERCENTAGE

Firebird Partners, Ltd.             Investor                  Common Stock        575,988         2.39%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Euro-Dutch Trust Ltd.               Investor                  Common Stock        419,335         1.74%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Daniel W. Dowe                      Director; President       Common Stock        432,357         1.79%
16 Cherry Street
Clifton, NJ  07014

The Sherwin-Williams Company        Secured Creditor          Common Stock      1,000,000         4.15%
101 Prospect Avenue N.W.
Cleveland, OH  44115

Little Wing L.P.                    Investor                  Common Stock      5,134,617        21.32%
c/o Quilcap Corp.
275 Park Avenue, Suite 1404
New York, NY  10152

Little Wing Too, L.P.               Investor                  Common Stock         289,890        1.20%
c/o Quilcap Corp.
275 Park Avenue, Suite 1404
New York, NY  10152

Trade Winds Funds L.P.              Investor                  Common Stock       2,054,439        8.53%
c/o Quilcap Corp.
275 Park Avenue, Suite 1404
New York, NY  10152

Michael Capelli                     Investor                  Common Stock          10,000        0.04%
150 East 85th Street, #5H
New York, NY  10028-2302

Edward J. Cushing                   Investor                  Common Stock         146,680        0.61%
c/o Lazard Frere & Co. LLC
30 Rockefeller Plaza
New York, NY  10020

M. C. MacDougall                    Employee                  Common Stock           5,000        0.02%
8 Kings Court Crescent
Exeter, Ontario  N0M 1S1

Allan H. MacLean                    Employee                  Common Stock          20,000        0.08%
9 Wedgewood Drive
Brantford, Ontario  N0R 6J2

CLASS B WARRANTS

         As of the filing of this Registration Statement, there were 738,365 Class B Warrants outstanding. The following table sets forth the names and addresses of the Selling Securityholders, their material relationship or position with the Company within the last three (3) years, the number of shares of Class B Warrants held by each Selling Securityholders and the Percentage of Class B Warrants held by each Selling Securityholder on a fully diluted basis.

NAME/ADDRESS OF                       POSITION/OFFICE           CLASS OF           AMOUNT OF
SECURITY HOLDER                     MATERIAL RELATIONSHIP     SECURITY OWNED    SECURITY OWNED   PERCENTAGE
Firebird Overseas Ltd.              Investor                  Class B Warrants   159,000         21.53%

Firebird Partners, Ltd.             Investor                  Class B Warrants    90,000         12.19%

Euro-Dutch Trust Ltd.               Investor                  Class B Warrants    56,000          7.58%

Dime Commercial Corp.               Secured Creditor          Class B Warrants   233,365         31.61%
1180 Avenue of the Americas
Suite 510
New York, NY  10036

Ross Financial Services             Creditor                  Class B Warrants    32,000          4.33%
230 Park Avenue
Suite 1440
New York, NY  10169

Michael Capelli                     Investor                  Class B Warrants     5,000          0.68%

Edward J. Cushing                   Investor                  Class B Warrants    50,000          6.77%

Wayne Peacock                       Investor                  Class B Warrants    50,000          6.77%
4042 Post Road
Warwick, RI  02886

COMMON STOCK OPTIONS

         As of the filing of this Registration Statement, there were 1,373,424 Common Stock Options outstanding. The following table sets forth the names and addresses of the Selling Securityholders, their material relationship or position with the Company within the last three (3) years, the number of common stock options held by each Selling Securityholder and the Percentage of common stock options held by each Selling Securityholder.

NAME/ADDRESS OF                       POSITION/OFFICE           CLASS OF           AMOUNT OF
SECURITY HOLDER                     MATERIAL RELATIONSHIP     SECURITY OWNED    SECURITY OWNED   PERCENTAGE
William K. Lavin                    Director; Secretary       Stock Options        200,000       14.56%

Edward J. Malloy                    Director                  Stock Options        200,000       14.56%

Daniel W. Dowe                      Director; President       Stock Options        575,924       41.93%

Edward J. Cushing                   Investor                  Stock Options         50,000        3.64%

John Fenlin                         Investor                  Stock Options         50,000        3.64%
c/o Lazard Frere & Co. LLC
30 Rockefeller Plaza
New York, NY  10020

M. C. MacDougall                    Employee                  Stock Options         55,000        4.00%

Raj Bhagrath                        Employee                  Stock Options         55,000        4.00%
30 Black Locust Way
Brantford, Ontario  N3R 7C7

PLAN OF DISTRIBUTION

         The Securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such Securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Securities. The Securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary broker transactions and transactions in which the broker solicits purchasers, and (d) in effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of Securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for Securities purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed Selling price to the public.

         Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

         The Company has agreed to pay substantially all the expenses incurred by the Selling Securityholders incident to the offering and sale of the Securities offered by the Selling Securityholders to the public, but excluding any underwriting discounts, commissions or transfer taxes.

         The Company has agreed to indemnify certain Selling Securityholders against certain liabilities including liabilities under the Securities Act.

ALTERNATE

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or I which the person making such offer or solicitation si not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


           TABLE OF CONTENTS

                                       PAGE

Additional Information .............    3
Prospectus Summary .................    4
The Company ........................    4
The Offering .......................    5
Summary Financial Information ......    6
Risk Factors .......................    7
Use of Proceeds ....................   10
Dividend Policy ....................   10
Capitalization .....................   11
Dilution ...........................   11
Selected Financial Information .....   12
Management's Discussion and Analysis
         or Plan of  Operations ....   12
Business ...........................   18
Management .........................   31
Principal Shareholders .............   34
Selling Securityholders ............   35
Certain Transactions ...............   36
Description of Securities ..........   37
Securities Eligible for Future Sale    40
Legal Matters ......................   41
Experts ............................   41
Index to Financial Statements ......   F-1


                                  NOVEX SYSTEMS
                               INTERNATIONAL, INC.

                        11,796,692 Shares of Common Stock
                 675,365 Class B Warrants and underlying Shares
                           1,185,924 Stock Options and
                                underlying Shares

                                   PROSPECTUS

                               January ____, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 722 of the Business Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or the right of the corporation), by reason of the fact that he is or was a director or officer of the Corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

         Section 722 of the Business Corporation law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation (including attorneys' fees) actually reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interest of the corporation.

         Section 726 of the Business Corporation Law provides in general that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of the law.

         The Company's By-Laws and Certificate of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law.

         Section 719 of the Business Corporation Law permits a New York corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The Business Corporation Law, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by Section 722 of the Business Corporation Law.

ITEM 25           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is an itemized statement of estimated expenses to be incurred by the Registrant in connection with this Offering:

                  SEC Registration Fee                             $     3,000
                  Blue Sky fees and expenses                             5,000
                  Printing expenses                                      3,000
                  Legal fees and expenses                               15,000
                  Accounting fees and expenses                          15,000
                  Miscellaneous                                          5,000
                                                                  -------------
                           TOTAL                                        46,000 *

                  *Estimated

ITEM 26           RECENT SALES OF UNREGISTERED SECURITIES.

         Within  the  past  three  years,  the  Registrant  sold  the  following
Securities:

Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All such sales being made to sophisticated investors and/or accredited investors who had access to information about the Company and were able to bear the risk of loss of their investment. The Registrant did not retain an underwriter for any of the foregoing transactions. In the opinion of the Registrant, the persons to whom the securities were offered had access to the kinds of information that would have been included in a registration statement filed under the Act based on their family, business or other relationship to the Registrant. Such investors have covenanted to purchase and hold such securities for investment and not with a view to distribution. The certificates evidencing the securities contain a restrictive legend prohibiting transfers of the securities, except in compliance with the Act or an exemption therefrom.

1. On March 20, 1997, the Company issued 450,000 shares of its Common Stock for an aggregate price of $157,500 to four (4) accredited investors--Euro-Dutch Trust Funds (100,000); Firebird Overseas Partners (150,000); Douglas Friedenberg
(IRA) (100,000) and Peter Sosnkowski (100,000). The Company received net proceeds of $157,500 which were used to provide working capital.

2. On June 6, 1997, the Company conducted a private offering of its 10%Redeemable $1,000,000 Debenture and Stock Warrant Agreement ("1997 Debenture Financing). The Debenture was sold to three (3) accredited investors for net proceeds of $215,090. The investors received Warrants to purchase an aggregate of 215,090 shares of common stock-Euro-Dutch Trust Fund (56,000 shares), Firebird Overseas Ltd. (159,000 shares) and Firebird Partners Ltd. (90,000 shares)-- at the exercise price of $.50 per share until February 1, 2000. The net proceeds were used for working capital.

3. On July 9, 1997, the Company converted $315,000 of its promissory notes into 907,150 shares of its Common Stock as follows: Euro-Dutch Trust Fund (181,900 shares), Firebird Overseas Ltd. (435,300 shares) and Firebird Partners Ltd. (289,950 shares).

4. On August 12, 1997, pursuant to the exemption from registration requirements under Regulation S promulgated under the Securities Act, the Company issued 100,000 shares of its Common Stock to a non-U.S. investor. The Registrant received net proceeds of $34,000 which were used for working capital.

5. On August 12, 1997 the Company issued 100,000 shares of its Common Stock to two (2) non-affiliated accredited investors--Gil Aboodi (50,000) and Ezra Aboodi (50,000)--for aggregate proceeds of $32,000. The proceeds of the placement were used for working capital.

6. On September 4, 1997, the Company issued 64,857 shares of its Common Stock to Daniel Dowe for legal services rendered.

7. On September 16, 1997, the Company issued 81,674 shares of its Common Stock to Firebird Overseas Ltd. The Net proceeds were used for working capital.

8. On October 31, 1997 the Company issued an aggregate of 62,500 shares of its Common Stock to three (3) accredited investors--G. Cohen (25,000), Douglas Friedenberg (IRA) (12,500) and P. Sosnkowski (25,000). The Company received net proceeds of $25,000 which were used for working capital.

9. From September 29 through October 31, 1997, pursuant to the exemption from registration requirements under Regulation S promulgated under the Securities Act, the Company issued an aggregate of 258,250 shares of its Common Stock to the following nine (9) non-U.S. investors:

         R. Foltys                     4,500 shares
         Mr. Hamo                     37,500 shares
         H. Poulious                  18,750 shares
         S. Seymour                   18,750 shares

         M. Sourlis                   18,750 shares
         T. Toliopoulis               30,000 shares
         N. Tsioubris                 10,000 shares
         P. Tsoubris                  20,000 shares
         W. Tsoubris                 100,000 shares

 The Registrant received net proceeds of $97,300 which were used for working capital.

10. On November 24, 1997, the Company issued 4,200 shares of its Common Stock to
G. Cohen. The Net proceeds were used for working capital.

11. On December 2, 1997, pursuant to the exemption from registration requirements under Regulation S promulgated under the Securities Act, the Company issued 150,000 shares of its Common Stock to two non-U.S. investors--Euro-Dutch Trust Fund (50,000) and Firebird Overseas (100,000). The Registrant received net proceeds of $36,500 which were used for working capital.

12. In February 1998, the Company conducted a private offering of its 10% Convertible Debenture and Stock Warrant Agreement ("First 1998 Debenture Financing). The Debenture was sold to three (3) accredited investors for net proceeds of $550,000. The investors received Warrants to purchase an aggregate of 1,100,000 shares of common stock-- Little Wing, L.P. (1,000,000 shares), E. Cushing (50,000 shares) and W. Peacock (50,000 shares)--at the exercise price of $.30 per share for a three year period. The Debenture was due to mature on October 31, 1998. The net proceeds were used primarily for the purchase of industrial blending and bagging equipment that was installed in the Company's Canadian operating subsidiary in March 1998, to renovate the Company's offices and for working capital purposes. In October 1998, the First 1998 Debenture together with accrued interest of $15,175 was converted into 2,730,737 shares of common stock. .

13. On May 17, 1998, the Company issued 25,000 shares of its Common Stock to a Douglas Friedenberg for financial advisory services rendered.

14. From June 18, 1998, to July 6, 1998, the Company issued an aggregate of 300,000 shares of its Common Stock to four (4) accredited investors--Firebird Partners, Ltd. (140,000), Firebird Overseas Ltd. (110,000) and Euro-Dutch Trust Fund (50,000 shares). The Company received net proceeds of $32,000 which were used for working capital.

15. In September 1998, the Company conducted a private offering of its 9% Convertible Debenture and Stock Warrant Agreement ("Second 1998 Debenture Financing). The Debenture was sold to three (3) accredited investors for net proceeds of $800,000. The investors received Warrants to purchase an aggregate of 1,500,000 shares of common stock--Little Wing, L.P. (802,500 shares), Little Wing Too, L.P. (86,250 shares), and Trade Wind Funds Ltd. (611,250 shares)-- having an exercise price of $.45 per share for a three year period. The Debenture is due to mature on September 4, 2000. The net proceeds were $800,000 of which $610,000 was used to purchase ARM PRO Inc. The balance was used for working capital, transaction expenses and to move the ARM PRO operations to the Company's Mississauga, Ontario facility. In September 1999, the warrants were subsequently canceled in exchange for the investors' agreement to convert the outstanding debt and all accrued interest totaling $857,067 into 5,041,569 shares of the Company's Common Stock.

16. In September 1998 the Company issued 100,000 Common Stock Options to two (2) financial advisors for services rendered. The Options have an exercise price of $.45 and are exercisable until September 4, 2000.

17. In October 1998, the outstanding principal and accrued interest relating to the First 1998 Debenture Financing of totaling $565,175 was converted into 2,730,737 shares of common stock.

18. On November 30, 1998, the Company issued 40,000 shares of its Common Stock to a business consulting firm for services rendered.

19. On January 5, 1999, the Company issued 5,000 Class B Warrants to a creditor in exchange for the creditor's agreement to loan the Company $5,000. The Warrants have an exercise price of $.20 per share and are exercisable until January 21, 2001. The net proceeds of the loan were used for working capital.

20. In February 1999, the Company conducted a private offering of its 15% Senior Debenture and Stock Warrant Agreement ("1999 Bridge Financing). The Debenture was sold to one (1) of the three (3) accredited investors which had purchased the Second 1998 Debenture Financing. The Company received net proceeds of $250,000. The investor, Little Wing, L.P., received Warrants to purchase an aggregate of 150,000 shares of common stock at the exercise price of $.45 per share for a two year period. The Debenture was due to mature on May 31, 1999. The net proceeds were used primarily for working capital purposes.

21. From March 2 to May 5, 1999, the Company issued an aggregate of 176,666 shares of its Common Stock to two (2) financial advisors and one (1) technical consultant for services rendered.

22. In August, 1999, as partial consideration for financing the Company's acquisition of the Por-Rok/Allied Composition business from The Sherwin Williams Company, the Company issued 1 million shares of its Common Stock to the seller and 233,365 Class B Warrants to purchase shares of its common stock at an exercise price of $.25 to Dime Commercial Corp. The Class B Warrants expire September 1, 2002.

23. On September 1, 1999, the Company issued 5,041,569 shares of its Common Stock to the three (3) holders of the Second 1998 Debenture Financing in conversion of the outstanding principle and accrued interest totaling $857,067.

24. On the same date, the Company converted $166,434 of its 10% promissory notes dated from July 29, 1998 to May 14, 1999 plus all accrued interest into an aggregate of 575,924 shares of its Common Stock as follows:

         P. Sosnkowski              185,735
         G. Cohen                    56,153
         Firebird Partners Ltd.     146,038
         Firebird Overseas Ltd.     150,563
         Euro-Dutch Trust Fund       37,435

25. On September 30, 1999, the Company sold 40,000 shares of its Common Stock to one of the company's directors in exchange for the director's $10,000 cash investment in the company. On the same date, the Company issued 10,000 shares of its Common Stock to a creditor in exchange for the creditor's forbearance with respect to the overdue loan which the creditor had extended to the Company in January 1999.

26. On October 21, 1999, the Company issued 32,000 Class B Warrants to a investment banker in exchange for services rendered. The Warrants have an exercise price of $0.25 and are exercisable until October 20, 2002.

ITEM 27           EXHIBITS.

         The exhibits to be incorporated herein by reference:

Exhibit

   NO.   DESCRIPTION OF EXHIBIT                                        INCORPORATED DOCUMENT
2.1      Plan of Merger of Stratford Acquisition                       Form 10-K for the period ended
             Corp. and the Registrant into the Registrant              May 31, 1999

3.1(i)   Articles of Incorporation of Stratford                        Form 10-K/A for the period ended
              Acquisition Corp.                                        May 31, 1996

3.1(ii)  Certificate of Incorporation of the Registrant                Form 10-K for the period ended
                                                                       May 31, 1999

3.1(iii) New York Certificate of Merger of Stratford                   Form 10-K for the period ended
             Acquisition Corp. into Registrant                         May 31, 1999

3.1(iv)  Minnesota Certificate of Merger of Stratford                  Form 10-K for the period ended
             Acquisition Corp. into Registrant                         May 31, 1999

3.2      By-Laws                                                       Form 10-K for the period ended
                                                                       May 31, 1999

4.3      Form of 10% $550,000 Convertible Debenture                    Form 10-K for the period ended
             and Stock Warrant Agreement                               May 31, 1998

4.4      Form of 9% $800,000 Convertible Debenture                     Form 10-K for the period ended
             and Stock Warrant Agreement                               May 31, 1999

4.5      Form of 15% $250,000 Senior Debenture and                     Form 10-K for the period ended
             Stock Warrant Agreement                                   May 31, 1999

4.6      Term Sheets re Director Loans to Company dated                Form 10-K for the period ended
             July 29, 1998; August 13, 1998; August 20, 1998;          May 31, 1999
             August 27, 1998; September 4, 1998; and May 14,
             1999

10.1     Employment Agreement between Registrant and                   Form 10-K for the period ended
             Daniel W. Dowe                                            May 31, 1998

13.1     Annual Report on Form 10-K for the period                     ---
             ended May 31, 1999

13.2     Quarterly Report on Form 10-Q for the period                  ---
             ended August 31, 1999

13.3     Quarterly Report on Form 10-Q For the period                  ---
             ended November 30, 1999

99.1     Battista Agreement                                            Form 10-K/A for the period ended
                                                                       May 31, 1997

99.2     Supercrete N/A Limited Agreement dated                        Form 10-K for the period ended
             December 20, 1996                                         May 31, 1997

         The exhibits filed herein:

Exhibit

   NO.   DESCRIPTION OF EXHIBIT

4.1      Specimen Common Stock Certificate
4.2      Form of Class B Warrants

5.1 Opinion of Dowe, Capetanakis & Preite, Counsel for the Registrant, as to the legality of the Securities being registered

10.2     Amendment to Employment Agreement between Registrant and Daniel W. Dowe

                                      II-5



10.3     Amended and Restated Purchase Agreement between The Sherwin-Williams
         Company and Registrant

10.4     Form of Promissory Note to Dime Commercial Corp.
10.5     Form of Promissory Note to The Sherwin-Williams Company
10.6     Bill of Sale from The Sherwin-Williams Company to Registrant

21.1     Subsidiaries of the Company

23.1     Consent of Feldman, Sherb,  Horowitz & Co., P.C., Certified Public Accountants
23.2     Consent of Dowe, Capetanakis & Preite, Counsel to Registrant (included in Exhibit 5.1 hereof)

24.1     Power of Attorney (contained on signature page hereof).

27.1     Financial Data Sheet

ITEM 28  UNDERTAKINGS.

         The undersigned small business issuer undertakes that it will:

         (1) File, during any period in which it offers or sells Securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any material information relating the plan of distribution not previously disclosed in the Registration Statement or any material change in such information.

         (2) for the purpose of determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the Securities offered, and the offering of such Securities at that time to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the small business issuer, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be govern by the final adjudication of such issue.

         For purpose of determining any liability under the Securities Act, the information omitted form the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

         For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the Securities offered in the Registration

Statement, and the offering of the Securities at that time shall be deemed to be the initial bona fide offering of those Securities.

         If the Company becomes aware subsequent to the effective date of this Registration Statement that either any underwriter or dealer intends to acquire Securities from any Selling Securityholders, a post-effective amendment will be required to reflect the acquisition of 10% or more of the Company's unrestricted Securities and a sticker supplement will be required if the amount involved falls between the range of 5% and 10% of the Company's unrestricted Securities.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Clifton, State of New Jersey on January ___, 2000.

                        NOVEX SYSTEMS INTERNATIONAL, INC.

                                BY: /S/   DANIEL W. DOWE
                                Name: Daniel W. Dowe
                               Title:   President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel W. Dowe and William K. Lavin, each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January ___, 2000, by the following persons in the capacities indicated:

             NAME                         TITLE

      /S/    WILLIAM K. LAVIN            Chairman of the Board and Secretary

      /S/    DANIEL W. DOWE              Director, President and Chief Executive
                                         Officer (Principal Executive Officer)

      /S/    DOUGLAS FRIEDENBERG         Director and Treasurer

      /S/    EDWARD J. MALLOY            Director

      /S/    BRUCE W. PARKER             Chief Financial Officer (Principal
                                         Financial and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit

   NO.   DESCRIPTION OF EXHIBIT

2.1      Plan of Merger of Stratford Acquisition Corp. and the Registrant into the Registrant**

3.1(i)  Articles of  Incorporation  of  Stratford  Acquisition  Corp.**

3.1(ii) Certificate of Incorporation of the Registrant**

3.1(iii) New York Certificate of Merger of Stratford Acquisition Corp. into Registrant**

3.1(iv)  Minnesota Certificate of Merger of Stratford Acquisition Corp. into Registrant**

3.2      By-Laws**

4.1      Specimen Common Stock Certificate

4.2      Form of Class B Warrants

4.3      Form of 10% $550,000 Convertible Debenture and Stock Warrant Agreement**

4.4      Form of 9% $800,000 Convertible Debenture and Stock Warrant Agreement**

4.5      Form of 15% $250,000 Senior  Debenture and Stock Warrant  Agreement**

4.6      Term Sheets re Director  Loans to Company dated July 29, 1998;  August 13, 1998;  August 20,
         1998; August 27, 1998; September 4, 1998; and May 14, 1999**

5.1      Opinion of Dowe, Capetanakis & Preite, Counsel for the Registrant,  as to the legality of the Securities being registered

10.1     Employment Agreement between Registrant and Daniel W. Dowe**

10.2     Amendment to Employment Agreement between Registrant and Daniel W. Dowe

10.3     Amended and Restated Purchase Agreement between The Sherwin-Williams Company and Registrant

10.4     Form of Promissory Note to Dime Commercial Corp.

10.5     Form of Promissory Note to The Sherwin-Williams Company

10.6     Bill of Sale from The Sherwin-Williams Company to Registrant

13.1     Annual  Report  on Form 10-K for the  period  ended  May 31,  1999**

13.2     Quarterly  Report on Form 10-Q for the  period  ended  August  31,  1999**

13.3     Quarterly Report on Form 10-Q For the period ended November 30, 1999**

21.1     Subsidiaries of the Company

23.1     Consent of Feldman, Sherb,  Horowitz & Co., P.C., Certified Public Accountants

23.2     Consent of Dowe, Capetanakis & Preite, Counsel to Registrant (included in Exhibit 5.1 hereof)

24.1     Power of Attorney (contained on signature page hereof).

27.1     Financial Data Sheet

99.1     Battista Agreement**

99.2     Supercrete N/A Limited Agreement dated December 20, 1996**

  * To be filed by amendment

** Previously filed